SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2006

Dear Stockholder:

The annual meeting of stockholders will be held on Tuesday, April 25, 2006, at 1:30 p.m., Pacific time, at The Stanford Court, 905 California Street, San Francisco, California.

At the annual meeting you will be asked to elect directors, ratify the appointment of independent auditors for 2006, and vote on four stockholder proposals. For reasons explained in the accompanying proxy statement, the Board of Directors recommends that you vote FOR the director nominees, FOR the proposal in Item 2, and AGAINST the stockholder proposals in Items 3, 4, 5, and 6.

We hope that you will be able to attend the meeting. If you need special assistance at the meeting because of a disability, please contact the Corporate Secretary, at least one week in advance of the meeting, at Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 612-667-8655. Whether or not you expect to attend the meeting, to make sure that your vote is received, please vote promptly by mail, telephone, or internet as instructed on your proxy card or voting instruction card.

Thank you for your interest in the Company.

Sincerely,

Richard M. Kovacevich

Chairman and Chief Executive Officer

Please vote promptly by mail, telephone, or internet regardless of whether you plan to attend the meeting. You may later decide to vote in person at the meeting if you are a stockholder of record, or you may revoke your proxy or voting instructions for any other reason before your shares are voted.

Only holders of Company common stock as of the record date or their legal proxy holders are entitled to attend the annual meeting. If you plan to attend the meeting in person, please see the response to the question “Are there any requirements I must meet to attend the annual meeting in person” beginning on page 3 of this proxy statement for the information you must bring with you in order to be admitted to the meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 25, 2006

To the Holders of

Common Stock of Wells Fargo & Company:

The annual meeting of stockholders of Wells Fargo & Company (the “Company”) will be held at The Stanford Court, 905 California Street, San Francisco, California on Tuesday, April 25, 2006, at 1:30 p.m., Pacific time. The purpose of the meeting is to:

1.	Elect directors.

2.	Vote on a proposal to ratify the appointment of KPMG LLP as independent auditors for 2006.

3.	Vote on a stockholder proposal regarding a director election By-Law amendment.

4.	Vote on a stockholder proposal regarding separation of Board Chair and CEO positions.

5.	Vote on a stockholder proposal regarding director compensation.

6.	Vote on a stockholder proposal regarding a report on Home Mortgage Disclosure Act (HMDA) data.

7.	Act on any other matters that may properly come before the meeting.

The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Item 2, and AGAINST Items 3, 4, 5, and 6.

Only holders of common stock at the close of business on March 7, 2006 may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the Company’s principal executive offices, 420 Montgomery Street, San Francisco, California.

By Order of the Board of Directors,

Laurel A. Holschuh

Secretary

March 17, 2006

i

420 Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

The Board of Directors of Wells Fargo & Company is soliciting proxies from the Company’s stockholders to be used at the annual meeting of stockholders on Tuesday, April 25, 2006. This proxy statement contains information related to the annual meeting. This proxy statement, the Company’s 2005 annual report, and a proxy card were mailed to stockholders of record beginning on or about March 17, 2006. Certain information appearing in this proxy statement reflects that in November 1998, Norwest Corporation changed its name to “Wells Fargo & Company” upon the merger (the “Merger”) of the former Wells Fargo & Company (the “former Wells Fargo”) into a wholly owned subsidiary of Norwest Corporation. Norwest Corporation as it existed before the Merger is referred to as the “former Norwest.” As used in this proxy statement, the “Company” refers to the corporation named Norwest Corporation before the Merger and now named Wells Fargo & Company.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting stockholders will be asked to elect directors, ratify the appointment of independent auditors for 2006, and vote on four stockholder proposals regarding a director election By-Law amendment, separation of Board Chair and CEO positions, director compensation, and a report on Home Mortgage Disclosure Act (HMDA) data.

What are the Board’s recommendations to stockholders on how to vote on these matters?

The Board recommends that stockholders vote:

•	FOR the election of directors named in this proxy statement (Item 1).

•	FOR the ratification of the appointment of KPMG LLP as independent auditors for 2006 (Item 2).

•	AGAINST the stockholder proposal regarding a director election By-Law amendment (Item 3).

•	AGAINST the stockholder proposal regarding separation of Board Chair and CEO positions (Item 4).

•	AGAINST the stockholder proposal regarding director compensation (Item 5).

•	AGAINST the stockholder proposal regarding a report on HMDA data (Item 6).

Will stockholders be asked to vote on any other matters?

As far as the Company’s Board of Directors and management know, stockholders at the meeting will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on March 7, 2006 may vote at the meeting. On March 7, 2006, the record date for the meeting, there were 1,676,267,191 shares of common stock outstanding. Each outstanding share is entitled to one vote.

If your shares of common stock are registered in your name on the Company’s stock records, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote your shares in person or by proxy at the annual meeting. The Company has sent its proxy materials directly to you, including a proxy card for you to use.

If you hold shares of common stock through an account with a broker, bank, or other nominee rather than directly in your own name, then your broker, bank, or other nominee is considered the stockholder of record, and you are considered the beneficial owner of these shares. The Company has supplied copies of its proxy materials for its 2006 annual meeting to the broker, bank, or other nominee holding your shares of record, and they are responsible for sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares at the annual meeting. The broker, bank, or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, stock exchange rules will determine whether your broker may vote your shares without first receiving instructions from you on an item being presented to stockholders for approval at the annual meeting.

For additional information on how to vote your shares, including shares you beneficially own, and how that vote is counted, see the information below under the questions “How do I vote my shares?,” “Can I change my vote?,” and “How is the vote counted?” Information on how to vote can also be found on your proxy card if you are a stockholder of record, or the voting instruction card you received from your broker, bank, or other nominee if you are a beneficial owner.

How do I vote my shares?

If you are a stockholder of record on the record date, you can vote your shares of common stock either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, you must:

•	complete your proxy card, date, and sign it, and return it in the enclosed postage-paid envelope, or

•	vote by telephone or by internet, following the instructions on your proxy card.

The deadline for voting by telephone or internet is 12 noon, Central time, on April 24, 2006.

If your shares of common stock are voted by proxy, the shares will be voted as you instruct. If you vote by returning your signed proxy card, but you do not give any voting instructions on your proxy card, your shares will be voted by the persons named as proxies on the proxy card by following the Board’s recommendations given above.

If you hold your shares through a bank, broker, or other nominee, you should follow the instructions on the voting instruction card supplied to you for voting your shares.

Can I change my vote?

Yes. If you are a stockholder of record, you can revoke your signed proxy card at any time before it is voted—either by signing and returning a proxy card with a later date or by attending the annual meeting in person and voting your shares by ballot at the meeting. If you have voted your shares by telephone or internet, you can revoke your prior telephone or internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or internet vote.

If you are the beneficial owner of your shares, you may submit new instructions to your broker, bank, or other nominee.

How do I vote my shares held in the Company’s 401(k) Plan or Stock Purchase Plan or in the Wells Fargo Financial Thrift and Profit Sharing Plan?

If you participate in the Company’s 401(k) Plan, its Stock Purchase Plan, or the Wells Fargo Financial Thrift and Profit Sharing Plan (“TAPS”) and hold Company common stock in your TAPS account, or in any combination of two or more of these plans, you will receive a single instruction and proxy card that reflects all shares you may vote under each of these plans with a copy of this proxy statement and the Company’s 2005 annual report. Except as noted below for individuals who also participate in TAPS, if you participate in the 401(k) Plan and/or the Stock Purchase Plan and you have a Company e-mail address, you will receive this instruction and proxy card after you are notified by e-mail that you can review a copy of the proxy statement and annual report on the internet. All TAPS participants (including any TAPS participants who also participate in the Company’s 401(k) Plan and/or the Stock Purchase Plan) will receive their instruction and proxy card, proxy statement, and annual report by mail. Under the terms of the Company’s 401(k) Plan and TAPS, all shares held by these plans are voted by Wells Fargo Bank, National Association (“Wells Fargo Bank”) as trustee (the “Trustee”) of each plan, but you have the right to instruct the Trustee how to vote the shares of the Company’s common stock allocable to your 401(k) Plan or your TAPS account as of March 7, 2006, the record date for the annual meeting. Under the Stock Purchase Plan, you can vote all your Stock Purchase Plan shares directly. You can instruct the Trustee how to vote your 401(k) Plan shares or your TAPS shares and/or vote your Stock Purchase Plan shares by marking and returning your instruction and proxy card. You can also give your voting instructions by telephone or by using the internet following the instructions on the card. All voting instructions or votes given by participants in these plans will be tabulated by Automated Data Processing, Inc. (“ADP”).

The deadline for ADP’s receipt of your voting instructions for your 401(k) Plan and TAPS shares, and for voting your Stock Purchase Plan shares, is April 21, 2006, if mailed, and April 23, 2006, if given by telephone or internet. ADP, as tabulation agent for the Trustee, will tabulate the votes from all participants in these plans and provide the voting results for each plan to the Trustee. With respect to 401(k) or TAPS shares, the Trustee will then determine the ratio of votes for and against each item and vote all shares held in the 401(k) Plan or TAPS according to these ratios. With respect to Stock Purchase Plan shares, the Trustee will vote such shares at the annual meeting as each participant directs.

Are there any requirements I must meet to attend the annual meeting in person?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid proxy naming you to act for, a stockholder of the Company on March 7, 2006. If you plan to attend the meeting in person, whether you are a stockholder or are acting as proxy for a stockholder, in order to be admitted to the annual meeting, you must present a form of photo identification such as a driver’s license or other identification card that has your picture on it. In addition, if you are a stockholder of record, your ownership as of the record date will be verified against the list of registered stockholders of record prior to your being admitted to the meeting. If you are not a stockholder of record but hold your shares through a bank, a brokerage firm, or other nominee, you must also bring a recent account statement showing that you owned shares of Company common stock as of the record date. If you plan to attend the annual meeting as proxy for a stockholder, then the stockholder you are representing must either be a registered stockholder or you must have an account statement for that person as described above and you will need to present a valid proxy showing your name and signed by that person. Representatives of the Company will be available at the entrance to the annual meeting and will verify that your name appears in our stock records or will inspect your bank or brokerage statement as your proof of ownership and any written proxy you present as the representative of a stockholder. The Company’s representatives will have the authority, in their sole discretion, to determine whether any documentation you present for admission to the annual meeting meets the requirements described above. The annual meeting will begin promptly at 1:30 p.m., Pacific time. Please allow ample time for the check-in procedures described above.

Who pays the cost for soliciting proxies?

The Company pays the cost of soliciting proxies. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation for a fee of $15,000 plus out-of-pocket expenses. Proxies may also be solicited by employees and directors of the Company by mail, telephone, fax, e-mail, or in person.

What vote is required to approve each item?

• To Elect Directors (Item 1):	Under Delaware law, directors are elected by a plurality of the shares voted, so the 14 nominees receiving the greatest number of votes will be elected.

• To Ratify Appointment of Auditors and Approve All Other Matters (Items 2 through 6):	As permitted by Delaware law, the Company’s By-Laws require the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote on the subject matter at the meeting, present in person or represented by proxy, to ratify the appointment of independent auditors for 2006 (Item 2) and to approve each stockholder proposal (Items 3 through 6).

How is the vote counted?

A quorum consisting of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. Shares present in person at the meeting that are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will be counted in determining whether a quorum is present, but will not be counted toward a nominee’s plurality. Shares properly voted as “ABSTAIN” on a particular item are considered as shares present at the meeting for quorum purposes but are treated as having voted against the matter.

If a stockholder holds shares through a broker, stock exchange rules prohibit a broker from voting shares held in a brokerage account on some proposals (a “broker non-vote”) unless the beneficial owner has given voting instructions to the broker. Under New York Stock Exchange (NYSE) rules, a member broker may not vote in its discretion on Items 3, 4, 5, and 6, the stockholder proposals being presented at the annual meeting. Shares that are subject to a broker non-vote are counted for determining the quorum but not as having voted. A broker non-vote on Items 3 through 6 will have the same effect as a vote against the item.

Is my vote confidential?

Yes. It is the Company’s policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders’ meeting except (1) to meet legal requirements; (2) to assert claims for or defend claims against the Company; (3) to allow the inspectors of election to certify the results of the stockholder vote; (4) if a proxy solicitation in opposition to the Board of Directors takes place; or (5) to respond to stockholders who have written comments on proxy cards or who have requested disclosure. Inspectors of election and those who count stockholder votes may not be employees of the Company but may be employees of an affiliated bank who have been instructed to comply with this policy. ADP will count the votes of employees who participate in the Company’s 401(k) Plan, Stock Purchase Plan, and TAPS and is not affiliated with the Company.

What is “householding”?

Securities and Exchange Commission (SEC) rules allow the Company to deliver a single copy of its proxy materials to multiple stockholders of record sharing the same address and last name, or whom the Company reasonably believes are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is known as “householding.” Any stockholders of record sharing an address who now receive multiple copies of the Company’s annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should contact Wells Fargo Shareowner Services by telephone or mail using the instructions under “How can I get a paper copy of the proxy materials?” below.

Stockholders of record who reside at a currently householded address will receive only one copy of the 2005 annual report and 2006 proxy statement (proxy materials), unless the Company receives contrary instructions from an affected stockholder. Each stockholder who resides at a householded address will be mailed a separate proxy card. The Company will promptly deliver a separate paper copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered upon the Company receiving an oral or written request from the stockholder as described below under “How can I get a paper copy of the proxy materials?”

The Company has been notified that certain brokers and banks holding Company common stock for their customers will also household proxy materials. Any stockholders sharing an address whose shares of Company common stock are held by a broker or bank, who now receive multiple copies of the Company’s proxy materials, and who wish to receive only one copy of these materials per household, should contact their broker or bank to request that only one set of these materials be delivered in the future.

Can I access the Company’s proxy materials via the internet?

The Company offers stockholders of record the opportunity to access its proxy materials over the internet rather than in printed form. This gives stockholders faster delivery of these documents and saves the Company and its stockholders the cost of printing and mailing these materials. If you have already affirmatively consented to delivery of the Company’s proxy materials by internet, you may access these materials at the following internet addresses: http://www.wellsfargo.com/ 2005annualreport and http://www.wellsfargo.com/2006proxystatement. If you have consented to electronic delivery of these materials, but wish to receive paper copies of the proxy materials, please follow the instructions under “How can I get a paper copy of the proxy materials?” below. If you are a stockholder of record and would like to consent to delivery of the Company’s proxy materials by internet next year, please go to http://www.econsent.com/wfc/ and follow the instructions for consenting. Stockholders who have consented to receive the Company’s proxy materials via the internet may revoke their consent at any time by going to this internet address and following the instructions on how to revoke.

Stockholders who hold shares of Company common stock in a brokerage account or with a bank should contact their broker or bank directly to determine whether they can also access the Company’s proxy materials next year via the internet or how to revoke any previously given consent.

How can I get a paper copy of the proxy materials?

Any stockholder who resides at a shared address who has received a single copy of the Company’s proxy materials pursuant to householding, or any stockholder who has consented to electronic delivery of the Company’s proxy materials who wishes to receive paper copies of these proxy materials for the 2006 annual meeting and, for householded stockholders, future meetings, should contact Wells Fargo Shareowner Services by telephone at 1-651-552-6974 or 1-800-689-8788, or Wells Fargo & Company by mail at: Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary.

STOCK OWNERSHIP

Does any stockholder own more than 5% of the Company’s common stock?

The table below shows the name, address, and number of shares held by the only person and group known to the Company that beneficially owned 5% or more of the Company’s common stock as of December 31, 2005. A person is the beneficial owner of securities, as defined by the SEC, if he or she has or shares voting or investment power for such securities or has the right to obtain beneficial ownership within 60 days after such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock Owned
Warren E. Buffett Berkshire Hathaway Inc. 1440 Kiewit Plaza Omaha, Nebraska 68131	95,092,200 shares	5.7%

(1)	Based on the Schedule 13G filed on February 14, 2006 with the SEC by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffet may be deemed to control. Mr. Buffet and Berkshire Hathaway share voting and dispositive power over all reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway.

How much stock do the Company’s directors and executive officers own?

The table on the following page shows for current directors and executive officers named in the Summary Compensation Table on page 31 of this proxy statement, and all directors and executive officers as a group, the shares of common stock beneficially owned, and phantom common shares credited to plan accounts as of February 28, 2006.

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)
Name	Shares of Common Stock(2)(3)	Options Exercisable within 60 days of 2/28/06	Phantom Shares(4)(5)	Total
Howard I. Atkins	38,283	770,691	28,110	837,084
J.A. Blanchard III	1,128	22,346	22,333	45,807
Lloyd H. Dean	500	3,131	1,924	5,555
Susan E. Engel	1,000	22,346	18,627	41,973
Enrique Hernandez, Jr.	1,275	13,531	7,894	22,700
David A. Hoyt	61,685	2,006,392	38,819	2,106,896
Robert L. Joss	213,990	18,601	1,126	233,717
Reatha Clark King	20,305	22,346	19,324	61,975
Richard M. Kovacevich	1,569,629	5,721,984	176,272	7,467,885
Richard D. McCormick	27,519	22,346	38,139	88,004
Cynthia H. Milligan	12,002	22,346	12,269	46,617
Nicholas G. Moore	500	—	—	500
Mark C. Oman	287,990	1,620,084	48,429	1,956,503
Philip J. Quigley	29,887	41,886	27,895	99,668
Donald B. Rice	83,357	27,346	15,470	126,173
Judith M. Runstad	7,185	26,966	2,065	36,216
Stephen W. Sanger	200	11,175	6,283	17,658
John G. Stumpf	144,208	1,412,892	17,550	1,574,650
Susan G. Swenson	9,056	37,346	13,882	60,284
Carrie L. Tolstedt	62,969	831,454	11,565	905,988
Michael W. Wright	12,822	22,346	44,900	80,068
All directors and executive officers as a group (26 persons)	2,827,255	13,964,672	587,180	17,379,107

(1)	Each individual and all directors and executive officers as a group own less than 1% of the Company’s outstanding shares of common stock. Except as may otherwise be stated in the footnotes below, each director and executive officer has sole voting and investment power for all shares of common stock shown opposite his or her name.

(2)	Amounts include shares of common stock beneficially owned by executive officers under the Wells Fargo & Company 401(k) Plan as of February 28, 2006.

(3)

For the following directors, named executive officers, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power: Lloyd H. Dean, 500 shares held in a trust of which he is a co-trustee; Enrique Hernandez, Jr., 1,275 shares held in a trust of which he is a co-trustee; David A. Hoyt, 38,569 shares held in a trust of which he is a co-trustee; Robert L. Joss, 213,990 shares held jointly with his spouse; Reatha Clark King, 1,503 shares held jointly with her spouse; Richard M. Kovacevich, 1,465,615 shares held in trusts of which he is a co-trustee and 930 shares held by his spouse in an IRA account; Nicholas G. Moore, 500 shares held in a trust of which he is a co-trustee; Mark C. Oman, 245,974 shares held jointly with his spouse, 4,160 shares held as custodian for his children, and 30,000 shares held in a family limited liability company; Philip J. Quigley, 29,887 shares held in a trust of which he is a co-trustee; Donald B. Rice, 1,520 shares held by his spouse in an IRA account; Judith M. Runstad, 3,000 shares held by her spouse; John G. Stumpf, 99,215 shares held in a trust of which he is a co-trustee and 2,075 shares held by his spouse in an IRA account; Carrie L. Tolstedt, 48,035 shares held in a trust of which she is a co-trustee and 9,448 shares held by her spouse in the 401(k) Plan; Michael W. Wright, 8,822 shares held in a trust of which he is the beneficiary; and for all directors and executive officers as a group, 2,389,029 shares held by, for, or with members of their immediate families.

(4)	Amounts include phantom shares credited to the accounts of executive officers as of February 28, 2006, pursuant to deferrals made under the terms of various compensation and deferral plans maintained by the Company, including phantom shares credited under the Company’s Supplemental 401(k) Plan to the accounts of the executive officers named in the Summary Compensation Table on page 31 of this proxy statement and all executive officers as a group, as follows: Richard M. Kovacevich, 176,272 shares; John G. Stumpf, 17,550 shares; David A. Hoyt, 15,276 shares; Mark C. Oman, 42,257 shares; Howard I. Atkins, 7,157 shares; Carrie L. Tolstedt, 6,989 shares, including 148 shares credited to the account of her spouse; and for all executive officers as a group, 283,631 shares.

(5)	Amounts include phantom shares credited to the accounts of directors as of February 28, 2006, pursuant to deferrals made under the terms of the Directors Stock Compensation and Deferral Plan described on pages 23 and 24 of this proxy statement under the heading “Director Compensation,” and under predecessor director compensation and deferral plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s directors, executive officers, and anyone holding more than 10% of the Company’s common stock (“reporting persons”) to report their initial ownership of the Company’s common stock and any changes in that ownership to the SEC and the NYSE. The Company assists its directors and executive officers in complying with these requirements and is required to disclose in this proxy statement the failure to file these reports on behalf of any reporting person when due. All reporting persons of the Company satisfied these filing requirements for 2005, except for three gifts of the Company’s common stock by reporting persons that were not timely reported to the SEC. Two of these gifts were made by Richard M. Kovacevich, the Chairman and Chief Executive Officer. One gift of 380 shares was made on November 18, 2003, and the other gift of 1,679 shares was made on September 7, 2004. The third gift of 166 shares was made by C. Webb Edwards, a former executive officer, on December 21, 2004. These gifts were subsequently reported to the SEC on Forms 4. In making these disclosures, the Company is relying on written representations of each reporting person and copies of the reports filed with the SEC.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Policies

The Board of Directors is committed to sound and effective corporate governance principles and practices. Pursuant to this commitment, the Board has adopted Corporate Governance Guidelines to provide the framework for the governance of the Company. These guidelines, among other matters, set forth director qualifications and standards of independence, and mandate that at least a majority of the Board and all the members of the Audit and Examination, Governance and Nominating, and Human Resources Committees meet the criteria for independence discussed on pages 20 and 21 of this proxy statement under the heading “Director Independence Determination.”

The Company expects its employees to adhere to the highest possible standards of ethics and business conduct with other employees, customers, stockholders, and the communities it serves, and to comply with all applicable laws, rules, and regulations that govern its businesses. Accordingly, the Company has had in effect for over 100 years a code of ethics for all employees. The Board has adopted a Director Code of Ethics that states the Company’s policy and standards for ethical conduct by its directors and its expectation that directors will act in a manner that serves the best interests of the Company.

Stockholders and other interested persons may view the Company’s Corporate Governance Guidelines and Codes of Ethics on our website, www.wellsfargo.com (select “About Wells Fargo,” then “Corporate Governance”). This information is also available in printed form to any stockholder who requests it by writing or calling the Company’s Secretary at: Wells Fargo & Company, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 612-667-8655.

Meetings and Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholders’ meeting. In 2005, 12 of the 14 nominees for director attended the Company’s annual meeting of stockholders.

The Board of Directors held six regular and two special meetings during 2005. The Board met in executive session without management present during four of these meetings. The Chair of the Governance and Nominating Committee serves as the “lead” director during executive sessions. The committee chair who is most familiar with the subject matter being discussed leads the discussion; for example, discussions regarding executive compensation, the Chief Executive Officer performance evaluation, and management succession are led by the Chair of the Human Resources Committee. Director attendance at meetings of the Board and its committees averaged 97% during 2005, and each director attended more than 75% of the total number of meetings of the Board and committees on which he or she served.

Committees of the Board

The Board of Directors has established five standing committees which are identified below. Each committee has adopted a charter setting forth its purpose and duties. Stockholders and other interested persons may view each committee’s charter on the Company’s website, www.wellsfargo.com (select “About Wells Fargo,” then “Corporate Governance”). Each committee’s charter is also available in printed form to any stockholder who requests it by writing or calling the Company’s Secretary at:

Wells Fargo & Company, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 612-667-8655. A copy of the charter for the Audit and Examination Committee is also attached to this proxy statement as Exhibit A. Information about each committee of the Board, its current members, purpose, and the number of meetings held in 2005 follows.

Audit and Examination Committee

Members:	Philip J. Quigley (Chair) J. A. Blanchard III Lloyd H. Dean Enrique Hernandez, Jr.	Reatha Clark King Cynthia H. Milligan Judith M. Runstad Susan G. Swenson

Purpose:	To assist the Board of Directors in fulfilling its responsibilities to oversee Company policies and management activities related to accounting and financial reporting, internal controls, auditing, operational risk, and legal and regulatory compliance; the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to stockholders; the qualifications and independence of the outside auditors and the performance of internal and outside auditors; the preparation of the Audit and Examination Committee report included in the Company’s annual proxy statement in accordance with SEC rules; and the audit committee and fiduciary audit committee functions on behalf of the Company’s bank subsidiaries in accordance with federal banking regulations.

The report of the Audit and Examination Committee for 2005 begins on page 46 of this proxy statement under the heading “Audit and Examination Committee Report.”

Number of Meetings in 2005:	Eight

Credit Committee

Members:	Robert L. Joss (Chair) J. A. Blanchard III Susan E. Engel	Philip J. Quigley Susan G. Swenson Michael W. Wright

Purpose:	To review the quality of, and the trends affecting the Company’s credit portfolio; to oversee the effectiveness and administration of credit-related policies; to review the adequacy of the allowance for credit losses; and to provide oversight and guidance to the Board regarding the credit-related aspects of implementing the Basel II Capital Accord.

Number of Meetings in 2005:	Three

Finance Committee

Members:	Richard D. McCormick (Chair) Lloyd H. Dean Susan E. Engel Enrique Hernandez, Jr.	Robert L. Joss Reatha Clark King Judith M. Runstad Stephen W. Sanger

Purpose:	To review financial strategies for achieving financial objectives; to review financial performance results; and to oversee the administration and effectiveness of financial risk management policies.

Number of Meetings in 2005:	Three

Governance and Nominating Committee

Members:	Donald B. Rice (Chair) J. A. Blanchard III Cynthia H. Milligan	Philip J. Quigley Susan G. Swenson Michael W. Wright

Purpose:	To assist the Board of Directors by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee; to recommend to the Board the Corporate Governance Guidelines of the Company and oversee an annual review of the Board’s performance; to recommend to the Board a determination of each outside director’s “independence” under applicable rules and guidelines; and to review from time to time director compensation and recommend any changes for approval by the Board.

Additional information with respect to the Governance and Nominating Committee and the director nomination process can be found on pages 13 to 15 of this proxy statement.

Number of Meetings in 2005:	Two

Human Resources Committee

Members:	Michael W. Wright (Chair) Susan E. Engel	Donald B. Rice Stephen W. Sanger

Purpose:	To discharge the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers; to produce an annual report on executive officer compensation for inclusion in the Company’s proxy statement; to conduct the annual Chief Executive Officer performance evaluation process; to evaluate and approve compensation plans, policies, and programs of the Company applicable to executive officers; and to oversee succession planning.

The “Report of the Human Resources Committee on Executive Compensation” begins on page 25 of this proxy statement under the heading “Executive Compensation (How the Company Pays Its Executive Officers).”

Number of Meetings in 2005:	Three

Director Nominations

Governance and Nominating Committee.    The Governance and Nominating Committee of the Board of Directors has been delegated the responsibility to identify, evaluate, and recommend for nomination candidates for election as new directors. Each of the members of the Committee is an “independent director,” as determined by the Board under the rules of the NYSE and the categorical standards of director independence adopted by the Board and described on pages 20 and 21 of this proxy statement under the heading “Director Independence Determination.”

The goal of the Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and all its stockholders. The Committee consults with other Board members, the Company’s Chief Executive Officer, and other Company personnel in implementing this process. The Committee will consider an individual recommended by a stockholder for nomination by the Board as a new director provided the stockholder making the recommendation follows the procedures for submitting a proposed nominee’s name and the required information described below.

Stockholders who wish to nominate a candidate for election as a director should also review the requirements of the Company’s By-Laws under “Advance Notice Procedures” on page 60 of this proxy statement.

Director Qualifications and Nomination Process.    The Board has approved certain minimum standards for candidates for service as a first-time director and the Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and such other factors as the Committee deems appropriate. These standards, and the Committee’s evaluation process, apply to all proposed first-time nominees for directors, including those nominees recommended by stockholders. This process is based on the Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings, and its assessment of desirable talents or expertise. The Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, and professional experience, and the various communities, both geographic and demographic, represented by current members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve. The Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.

The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by stockholders, for election to the Company’s Board: (1) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization; (2) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (3) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. The Committee will determine, in its sole discretion, whether a nominee meets these minimum qualifications. Under the Company’s Restated Certificate of Incorporation, a director also must own shares of Company common stock.

In addition to these minimum qualifications, the Committee will also consider, in evaluating a candidate for nomination as a first-time director, the current composition of the Board in light of the diverse communities and geographies served by the Company and the interplay of the candidate’s experience with the experience of the other Board members, as well as such other factors as the Committee considers appropriate.

The Committee is responsible for managing the new director nomination process. The Committee identifies potential candidates for first-time nomination as a director using a variety of sources—recommendations from the Chief Executive Officer, current Board members, contacts in communities served by the Company, or by conducting a formal search using an outside search firm selected and engaged by the Committee. The Committee then commences an inquiry to obtain sufficient information on the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following three factors: whether the individual meets the minimum qualifications for first-time director nominees approved by the Board; whether the individual would be considered independent under the NYSE rules and the Company’s categorical standards of director independence; and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Examination and/or Human Resources Committees of the Board.

Following its initial review, the Committee arranges an introductory meeting with the candidate and the Company’s Chief Executive Officer or the Committee Chair or, in some cases, with another director, to determine the candidate’s interest in serving on the Board. The Committee, together with several members of the Board, the Chief Executive Officer, and, if appropriate, other key Company executives, then conducts a comprehensive interview with the candidate. If the Company and the candidate are both interested in proceeding, the Committee then reviews personal information provided by the candidate in light of the same factors used by the Committee for its initial review. The individual will also be asked to provide the information required to be disclosed in the Company’s proxy statement.

Assuming a satisfactory conclusion to the process outlined above, the Committee then presents the candidate’s name (or names, if more than one acceptable candidate has been identified by the Committee) to the Board of Directors for election as a director.

Director Nominations from Stockholders to the Committee.    A stockholder who wishes to submit an individual’s name for consideration by the Committee for recommendation to the Board for nomination as a director of the Company must provide (1) the stockholder’s name and address and the number of shares of Company common stock beneficially owned by the stockholder; (2) the name of the proposed nominee and the number of shares of Company common stock beneficially owned by the nominee; (3) sufficient information about the nominee’s experience and qualifications for the Committee to make a determination whether the individual would meet the minimum qualifications for directors; and (4) such individual’s written consent to serve as a director of the Company, if elected. The Committee has the right to request, and the stockholder will be required to provide, such additional information with respect to the stockholder nominee as the Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Securities Exchange Act of 1934.

In order for any stockholder-proposed nominee to be considered by the Committee for recommendation to the Board for election as a director, a stockholder must submit the name of the proposed nominee and other required information, in writing, addressed to: Chair, Governance and Nominating Committee, Wells Fargo & Company, P. O. Box 63750, San Francisco, California 94163.

Communications with Directors

Stockholders and other interested parties who wish to communicate with the Company’s Board of Directors, including non-management directors, should refer to the information provided on the Company’s website, www.wellsfargo.com (select “About Wells Fargo,” then “Corporate Governance,” and then “How to Contact the Board of Directors”). This information will also be provided to any stockholder who requests it by writing to the Company’s Secretary at: Wells Fargo & Company, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

ITEM 1—ELECTION OF DIRECTORS

Director Nominees for Election

The Board has set 14 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of the Company and have been previously elected by the stockholders, except for Lloyd H. Dean and Nicholas G. Moore. Mr. Dean was initially recommended as a candidate for director by the Company’s Chief Executive Officer and was elected a director by the Board effective June 29, 2005. Mr. Moore was initially recommended as a candidate for director by Philip J. Quigley, a non-employee director of the Company, and was elected a director by the Board effective February 28, 2006. The Board has determined that except for Richard M. Kovacevich, each nominee for election as a director at the 2006 annual meeting is independent from the Company as discussed below under the heading “Director Independence Determination.”

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have informed the Company that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

Biographical information about each director nominee appears below. Except for information about their stock ownership, no information is being given about J.A. Blanchard III and Reatha Clark King, who are retiring as directors at the 2006 annual meeting.

LLOYD H. DEAN Mr. Dean, 55, has served as president and chief executive officer of Catholic Healthcare West, a not-for-profit healthcare system, in San Francisco, California, since April 2000. Mr. Dean also serves as a director of Premier, Inc., California Healthcare Association, Catholic Health Association of the USA, and Mercy Housing California. He became a director of the Company in June 2005.

SUSAN E. ENGEL Ms. Engel, 59, has been chairwoman, chief executive officer, and a director of Lenox Group Inc. (the successor to Department 56, Inc.), a leading designer and marketer of tabletop, giftware, and collectibles headquartered in Eden Prairie, Minnesota, since November 1996. Ms. Engel also serves as a director of SUPERVALU INC. She became a director of the former Norwest in 1998.

ENRIQUE HERNANDEZ, JR. Mr. Hernandez, 50, has been chairman, president, chief executive officer, and a director of Inter-Con Security Systems, Inc., a provider of high-level security services and systems to government, utilities, and industrial customers, in Pasadena, California, since 1984. Mr. Hernandez is also a director of McDonald’s Corporation and Tribune Company and the Presiding Director of Nordstrom, Inc. He became a director of the Company in 2003.

ROBERT L. JOSS Mr. Joss, 64, has been Philip H. Knight professor and dean of the Graduate School of Business at Stanford University, Palo Alto, California, since September 1999. From 1993 to 1999, he served as chief executive officer and managing director of Westpac Banking Corporation, one of Australia’s largest banking organizations. He is also a director of Agilent Technologies, Inc. Mr. Joss became a director of the Company in 1999.

RICHARD M. KOVACEVICH Mr. Kovacevich, 62, has served as chairman since April 2001, and as chief executive officer of the Company since November 1998. From November 1998 to August 2005, he also served as president of the Company. Mr. Kovacevich also serves as a director of Cargill, Incorporated, Cisco Systems, Inc., and Target Corporation. Mr. Kovacevich became a director of the former Norwest in 1986.

RICHARD D. McCORMICK Mr. McCormick, 65, served as chairman of the board of US WEST, Inc., a telecommunications and data networking company in Denver, Colorado, from June 1998 until his retirement in 1999. From May 1992 to June 1998, he had been chairman, president, and chief executive officer of US WEST, Inc. Mr. McCormick also serves as a director of Health Trio, Inc., Nortel Networks Corporation, and United Technologies Corporation. He became a director of the former Norwest in 1983.

CYNTHIA H. MILLIGAN Ms. Milligan, 59, has served as dean of the College of Business Administration at the University of Nebraska-Lincoln, since June 1998. From March 1991 to May 1998, she was president and chief executive officer of Cynthia Milligan & Associates in Lincoln, Nebraska, a consulting firm to financial institutions. Ms. Milligan also serves as a director of Calvert Funds and Raven Industries, Inc. She became a director of the former Norwest in 1992.

NICHOLAS G. MOORE Mr. Moore, 64, served as global chairman of PricewaterhouseCoopers, a professional services firm, in New York, New York, from June 1998 until his retirement in June 2001. He also served as chief executive officer of the U.S. firm of PricewaterhouseCoopers through June 2000. He served as chairman and chief executive officer of Coopers & Lybrand LLP from October 1994 until June 1998, when it merged with Price Waterhouse LLP. Mr. Moore also serves as a director of Bechtel Group, Inc., Gilead Sciences, Incorporated, and Network Appliance Inc. He became a director of the Company in February 2006.

PHILIP J. QUIGLEY Mr. Quigley, 63, served as chairman, president, and chief executive officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also serves as a director of SRI International, Nuance Communications, Inc. and as an advisory director of Thomas Weisel Partners LLC. Mr. Quigley became a director of the former Wells Fargo in 1994.

DONALD B. RICE Mr. Rice, 66, has been president, chief executive officer, and a director of Agensys, Inc. (formerly UroGenesys, Inc.), a privately held biotechnology research and development company in Santa Monica, California, since December 1996, and chairman of the board since February 2002. He also serves as a director of Amgen Inc., Vulcan Materials Company, and Chevron Corporation. Mr. Rice served as a director of the former Wells Fargo from 1980 to 1989, and rejoined the board of the former Wells Fargo in 1993.

JUDITH M. RUNSTAD Ms. Runstad, 61, is a former partner of, and has been of counsel to Foster Pepper PLLC, a law firm in Seattle, Washington, since January 1997. She specializes in real estate development, land use, and environmental law. She is also a director of SAFECO Corporation and Potlatch Corporation. Ms. Runstad became a director of the former Wells Fargo in 1998.

STEPHEN W. SANGER Mr. Sanger, 59, has served as chairman and chief executive officer since May 1995, and as a director since 1992, of General Mills, Inc., a packaged food producer and distributor, in Minneapolis, Minnesota. He is also a director of Target Corporation. Mr. Sanger became a director of the Company in 2003.

SUSAN G. SWENSON Ms. Swenson, 57, served as chief operating officer of T-Mobile USA, Inc., a wireless communications carrier in Bellevue, Washington, from February 2004 to October 2005. She served as president and chief operating officer of Leap Wireless International, Inc. from July 1999 until January 2004. Ms. Swenson became a director of the former Wells Fargo in 1994.

MICHAEL W. WRIGHT Mr. Wright, 67, served as chairman, president, and chief executive officer of SUPERVALU INC., a food distributor and retailer headquartered in Minneapolis, Minnesota, from June 1982 until June 2000, and as chairman and chief executive officer until June 2001, when he retired as chief executive officer. Mr. Wright retired as chairman and as a director of SUPERVALU INC. in June 2002. He is also a director of Canadian Pacific Railway Company, Cargill, Incorporated, Honeywell International Inc., and S. C. Johnson & Son, Inc. Mr. Wright became a director of the former Norwest in 1991.

Director Voting Policy

As described under “What vote is required to approve each item?” on page 4 of this proxy statement, the Company’s directors are elected under a plurality voting standard. Under the Company’s Corporate Governance Guidelines, a nominee in an uncontested director election who is elected by plurality vote but who receives a greater number of votes “withheld” from election than votes “for” election (a “majority withheld vote”) must promptly tender his or her resignation for consideration by the Board’s Governance and Nominating Committee, which then recommends to the Board whether to accept or reject the resignation. In deciding what action to recommend, the Governance and Nominating Committee will consider the stated reasons for the withheld votes, the length of service and qualifications of the nominee, and the nominee’s contributions to the Company. In deciding what action to take, the Board will consider these and other factors it deems relevant. The nominee in question will be excluded from participating in the deliberations of the Governance and Nominating Committee and the Board. The Board must act on the resignation within 90 days following the date of the stockholders’ meeting at which the election occurred. The Company will promptly disclose the decision of the Board and the process followed by the Board in reaching that decision in a Form 8-K filed with the SEC. If the Board decides to accept the director’s resignation, the Governance and Nominating Committee will then recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. The Company’s Corporate Governance Guidelines can be found on the Company’s website, www.wellsfargo.com (select “About Wells Fargo,” then “Corporate Governance”).

The Board believes the Company’s current plurality voting standard, together with the director voting policy described above, gives stockholders a meaningful say in director elections and is preferable to a voting standard that would result in the non-election of a director who receives a majority withheld vote. Under Delaware law, a director serves until a successor is elected or the director resigns. As a result, if a director in an uncontested election were to receive a majority withheld vote under such an alternative standard, the director, even though not elected by stockholders, would remain—or “holdover”—on the Board indefinitely until a successor is elected by majority vote of stockholders at a subsequent meeting or the director resigns. The Board believes the Company’s director voting policy addresses this problem by requiring a director who receives a majority withheld vote to promptly tender his or her resignation. The policy also gives the Board the flexibility to ensure that the Company does not violate NYSE listing requirements for maintaining independent directors and directors with particular qualifications or expertise or lose a key director such as the Chair of the Audit and Examination Committee or the Company’s Chief Executive Officer.

Director Independence Determination

At its meeting on January 24, 2006, the Board of Directors considered information regarding the relationships between each director and his or her family, on the one hand, and the Company and its subsidiaries (“Wells Fargo”), on the other, for the purpose of determining a director’s independence from Wells Fargo. To assist it in making this determination, the Board reviewed these relationships in light of the Company’s director independence standards, consisting of the NYSE “bright-line” tests and the categorical standards of independence adopted by the Board in 2004 and described in detail below. After reviewing the information presented to it, the Board concluded that each nominee for director named above, except Richard M. Kovacevich, met the NYSE bright-line tests. The Board also concluded that each director also met the categorical standards of independence, except for Mr. Kovacevich and, as discussed below, Richard D. McCormick, who the Board separately determined also qualified as an independent director.

For purposes of determining Mr. McCormick’s independence, the Board of Directors reviewed the facts and circumstances of a real estate purchase transaction in December 2005 (the “Transaction”) between Wells Fargo Bank and L&P Investments, LLC (the “LLC”), in which Mr. McCormick holds an indirect 25% interest. In the Transaction, Wells Fargo Bank purchased from the LLC for $1.5 million an unimproved parcel of land in the Denver, Colorado area for development as a bank branch. Although Mr. McCormick’s relationship with the LLC and the Transaction met NYSE “bright-line” tests for director independence, the Transaction did not meet the Company’s categorical director independence standards and, therefore, the Board separately considered whether Mr. McCormick’s relationship to the LLC and the Transaction was material in light of all relevant facts and circumstances. For purposes of this evaluation, the Board considered the following facts: (1) the Transaction was conducted on an arms-length basis, at a price determined based on information from independent agents to be comparable to prevailing market prices, and was part of an on-going program to expand Wells Fargo Bank’s branch presence and business in the Denver area; (2) the terms of the Transaction were approved under existing corporate policies; and (3) Mr. McCormick was a passive investor in the LLC, was not involved in contacting Wells Fargo Bank or the negotiations, and received no special benefit from the Transaction other than his pro rata share of the LLC’s net proceeds. The Board also found that the parties’ decision to engage in the Transaction was not in any way related to Mr. McCormick’s status as a director. In light of these facts, the Board, in its business judgment, concluded that Mr. McCormick did not have a material relationship with the Company by virtue of his indirect interest as a passive investor in the LLC and its participation in the Transaction and that this indirect interest would not impair his ability to exercise independent judgment on behalf of, and in the best interests of, the Company’s stockholders. Accordingly, the Board determined that Richard D. McCormick qualifies as an “independent director” under NYSE independence rules.

NYSE “Bright-Line” Tests.    Under NYSE rules, a director will not be considered independent if he or she is or was an employee of Wells Fargo within the past three years or if an immediate family member was an executive officer of Wells Fargo during that time. The director may not have received more than $100,000 in compensation other than director’s fees and deferred compensation during any twelve-month period within the past three years, and no immediate family member may have received more than $100,000 from Wells Fargo during that time excluding compensation for service as a non-executive employee. The director may not be a current partner or employee of KPMG or Wells Fargo’s internal auditor; no immediate family member may be a current employee of KPMG or Wells Fargo’s internal auditor participating in the firm’s audit, assurance, or tax compliance (but not planning) practice; and neither the director nor an immediate family member within the past three years may have been a partner or employee of KPMG or Wells Fargo’s internal auditor who personally worked on Wells Fargo’s audit during that time. Also within the last three years, neither the director nor an immediate family member may have been or may currently serve as an executive officer of another company which had a present executive officer of the Company serving on the compensation committee of its board of directors. Finally, the director may not be a current employee, nor may an immediate family member be a current executive officer of another company that has made payments to or received payments from Wells Fargo in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues.

Company’s Categorical Standards of Director Independence.    A director will be considered independent under the categorical standards adopted by the Company’s Board so long as all business and tax-exempt organization relationships between Wells Fargo and either the director, any immediate family member in the director’s home, or any business or professional entity of which the director is an officer, partner, or a 10% or greater owner are non-preferential and comply with applicable law. In addition, any entity of which the director is an officer or employee or in which the director is a partner or has a 10% ownership interest, any law firm to which the director is of counsel, or any entity of which an immediate family member is an executive officer may make payments to, or receive payments from, Wells Fargo for goods and services so long as such payments last year were less than the greater of $1 million or 2% of the other entity’s consolidated gross revenues for that period and such property or services were provided or received in the ordinary course of business of each of the parties. A director who is, or whose immediate family member residing in the director’s home is, an executive officer of a non-profit institution will be independent of Wells Fargo if contributions to the institution (excluding matching gifts) by Wells Fargo and its foundation did not exceed the greater of $1 million or 2% of the institution’s consolidated gross revenues for the most recent year that such information is available. The director may not have received more than $60,000 during the last year for personal services rendered to Wells Fargo, excluding services as a director. Wells Fargo may have employed an immediate family member of the director during the past year so long as the immediate family member was not an executive officer, did not reside in the director’s home, and the family member’s compensation was established in accordance with Wells Fargo’s employment and compensation practices applicable to employees holding comparable positions.

For purposes of the foregoing discussion, an “immediate family member” means any of the director’s spouse, parents, children, brothers, sisters, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Certain Relationships and Transactions with Directors; Compensation Committee Interlocks and Insider Participation

Susan E. Engel, Richard D. McCormick, Donald B. Rice, Stephen W. Sanger and Michael W. Wright served as members of the Human Resources Committee of the Board of Directors (the “HRC”) in 2005. Almost all of our directors, including all of the members of the HRC, and some of their respective family members and/or affiliated entities, had certain relationships and/or transactions with Wells Fargo in 2005, as described below.

Family Relationships.    Four directors, including two who served on the HRC, have family members who are employed by the Company or a subsidiary. No director shared a home with such family member, nor does any director have a material interest in the employment relationship. The individuals discussed below are four of approximately 153,000 employees of Wells Fargo. None of these individuals is, nor reports directly to, an executive officer of the Company. The compensation of each person discussed below was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, each individual is entitled to receive employee benefits generally available to all employees. The Company regards each of these persons as a highly educated, trained, and competent employee. The Company believes that these employment relationships are beneficial to the Company and its stockholders and do not have any impact on or impair the independence of the related directors or their ability to represent the best interests of the Company’s stockholders.

Cynthia Milligan has an adult brother who has been employed by Wells Fargo Bank as a private client advisor since 2004, and received 2005 compensation of approximately $172,000. Ms. Milligan was unaware of her brother’s job discussions with Wells Fargo Bank until he called to tell her that he had accepted a job offer. Wells Fargo Bank was also unaware of the family relationship with Ms. Milligan until after Ms. Milligan’s brother accepted the position. Philip J. Quigley has an adult child who has been employed by Wells Fargo Foothill, Inc. (“Foothill”) as a senior research analyst since February 2006, and will be paid an annual salary of $100,000 and be eligible for a performance-based bonus in 2006. Foothill was unaware of this individual’s family relationship with Mr. Quigley until after the job offer was made and accepted. Mr. Quigley was unaware of these job discussions with Foothill or the job offer until after the offer had been made. Donald B. Rice has an adult child who was employed by Wells Fargo Bank in 1992, when Mr. Rice was not serving as a director of the former Wells Fargo. This individual is currently employed as a senior credit risk manager, and received 2005 compensation of approximately $374,000, including perquisites and a supplemental retirement benefit, and was granted an option in February 2005 at fair market value on the grant date to purchase 9,960 shares of Company common stock. Michael W. Wright has an adult child who has been employed by the Company as an attorney since 2000, and received 2005 compensation of approximately $125,000.

Lending and Other Ordinary Business Transactions.    During 2005, almost all of our directors, including all of the members of the HRC, as well as some of their respective family members and/or affiliated entities, engaged in loan transactions and/or had other extensions of credit in the ordinary course of business with our banking and other lending subsidiaries. All of these transactions were on substantially the same terms, including interest rates, collateral and repayment and other terms, as those available at the time for similar transactions with unrelated parties. None of these loans or credit transactions involve more than the normal risk of collectibility or present other unfavorable features.

Enrique Hernandez, Jr., has a sister who owns Hillcrest Commonwealth Associates, LLC (“Hillcrest”). Wells Fargo Bank leased a building from Hillcrest in La Canada, California for use as a retail banking facility until Hillcrest sold the building in June 2005. During 2005, the Bank paid Hillcrest rent and common area maintenance expenses under the lease in the approximate aggregate amount of $91,000. The Company believes that the rent and expenses paid to Hillcrest under the lease were comparable to the cost to Wells Fargo Bank to lease similar property in the La Canada area from an unrelated party.

Richard D. McCormick, who served as a member of the HRC in 2005, owns an indirect 25% interest in L&P Investments, LLC (the “LLC”), a limited liability company formed to hold for sale or development two adjacent, unimproved parcels of land in the Denver, Colorado area. In December 2005, Wells Fargo Bank purchased one of these parcels from the LLC for $1.5 million for development as a bank branch. Additional information regarding this transaction, as well as the Board of Directors’

determination that Mr. McCormick’s interest as a passive investor in the LLC and its participation in this transaction did not impair his independence as a director, is discussed above under the heading “Director Independence Determination.” However, as a result of this transaction, Mr. McCormick is no longer considered an outside director under Section 162(m) of the Internal Revenue Code and the Company’s Performance-Based Compensation Policy and, accordingly, he resigned as a member of the HRC effective February 7, 2006.

Other Information About Directors.    Susan G. Swenson served as a director and as president and chief operating officer of Leap Wireless International, Inc. and substantially all of its subsidiaries (collectively, “Leap”), a wireless communications carrier, from July 1999 until January 2004. On April 13, 2003, Leap filed voluntary petitions for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of California, and on August 17, 2004, Leap completed its financial restructuring and emerged from Chapter 11.

Director Compensation

Annual Compensation.    Non-employee directors receive an annual cash retainer and other compensation for service as directors in the form of a formula stock award and stock option grant under the Company’s Directors Stock Compensation and Deferral Plan (the “Directors Plan”).

Each non-employee director who serves on the Board receives a cash retainer at an annual rate of $65,000 plus $1,600 for each Board or committee meeting attended. The Chairs of the Credit, Finance, and Governance and Nominating Committees are paid an additional annual fee of $15,000; the Chair of the Audit and Examination Committee is paid an additional fee of $25,000; and the Chair of the Human Resources Committee is paid an additional fee of $20,000.

Within five years after joining the Board, directors are expected to own Company common stock (including shares credited to a director’s account under the Directors Plan deferral program discussed below) having a value equal to five times the cash portion of the annual retainer. Each director has met, or for any director who has served fewer than five years is on track to meet, these ownership requirements. Information with respect to the stock-based compensation paid to non-employee directors in 2005 under the formula stock award and stock option programs of, and the deferral program available under the Directors Plan, appears below.

Formula Stock Awards.    Each non-employee director who has served on the Board for at least the month of April in any year and is re-elected as a director at the annual meeting of stockholders held that year or who is elected to the Board before September 30 in that year will receive, as of the date of the annual meeting or September 30, as the case may be, an award of shares of Company common stock. For 2005, the amount of this award was worth $65,000. Non-employee directors who are elected to the Board after September 30 and before April 1 in any year will receive an award of Company common stock worth, for 2005, $32,500 as of the date of the next annual meeting of stockholders. Each current non-employee director who served during 2005 received 1,099 shares of Company common stock, except for Mr. Dean. Mr. Dean, who joined the Board on June 29, 2005, received 1,102 shares of Company common stock as of September 30, 2005.

Stock Options.    Each non-employee director elected or re-elected at the annual meeting of stockholders receives an option, having a Black-Scholes value of $57,000, to purchase Company common stock at an option exercise price equal to the closing price per share of the common stock as of the trading day immediately preceding the date of the meeting. A non-employee director joining the Board at another time will receive a stock option with a pro-rated value and an option exercise price equal to the closing price per share of Company common stock as of the trading day immediately preceding the date of joining the Board. The options become exercisable six months after grant and remain exercisable for ten years. Directors who exercise an option granted under the Directors Plan before September 28, 2004 by delivering shares of previously owned Company common stock or shares purchased in the market, will be granted a reload option. No reload stock option will be granted with respect to an option granted on or after September 28, 2004. A reload option allows the director to purchase the same number of whole shares of Company common stock, at the closing price per share as of the trading day immediately preceding the date the original option was exercised, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. Under the Directors Plan, each current non-employee director who served during 2005 received options to purchase 3,870 shares of Company common stock at $59.15 per share as of April 26, 2005, except for Mr. Dean. Mr. Dean received an option on June 29, 2005, the date he joined the Board, to purchase 3,131 shares of common stock at $61.34 per share.

Deferral Program.    A non-employee director may defer all or part of his or her annual retainer, meeting fees, and formula stock awards under the deferral program of the Directors Plan. The annual retainer and meeting fees may be deferred into either an interest-bearing account or phantom shares of Company common stock with dividends reinvested. All other deferrals may be made only into phantom shares of Company common stock with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested (cash or shares of Company common stock), either in a lump sum or in installments, at the election of the director.

Personal Liability Insurance.    The Company also provides an excess personal liability insurance policy for non-employee directors with an individual coverage limit of $5,000,000. For each director who served during 2005, the annual premium paid for this policy on behalf of, and the income imputed to each such director for such payment was $950, except for Mr. Dean, whose imputed income was approximately $480.

EXECUTIVE COMPENSATION

(How the Company Pays Its Executive Officers)

Report of the Human Resources Committee on Executive Compensation

This Report on Executive Compensation is furnished by the Board’s Human Resources Committee. This report describes, using a question-and-answer format, the Committee’s objectives and the procedures used to determine 2005 compensation for the Chief Executive Officer and the five next highest paid executive officers listed in the Summary Compensation Table on page 31 of this proxy statement.

What are the goals of the Company’s compensation policies?

The Company’s compensation policies have two goals:

•	To help the Company compete with large financial services and other large companies in the United States in attracting and retaining highly qualified individuals as executive officers; and

•	To pay executive officers based on their contributions to the Company’s performance.

What is the function of the Committee?

The Committee reviews competitive compensation data, including salary, bonus, and long-term incentives, from a comparison group of large, publicly traded financial services companies for the purpose of establishing overall compensation for executive officers. The Committee approves, and submits to the Board of Directors for ratification, the annual base salary for the Chief Executive Officer and approves the annual base salaries for other executive officers. It administers the Company’s “Performance-Based Compensation Policy” (the “Performance Policy” or “Policy”), including establishing one or more alternative performance goals at the beginning of each year for executive officers covered by the Performance Policy, certifying achievement of the goals, and determining the amount of annual incentive compensation payable to executive officers if one or more of the goals are met, subject to the maximum limit on incentive compensation under the Policy. The Committee also determines long-term compensation awards for executive officers in the form of stock options and other stock-based awards under the Company’s Long-Term Incentive Compensation Plan (the “LTICP”). In the case of the Chief Executive Officer, the Committee approves, and submits to the Board of Directors (without the Chief Executive Officer being present) for ratification, the annual incentive and long-term compensation awards to be made to the Chief Executive Officer. The Committee also conducts the annual performance evaluation of the Chief Executive Officer. The Chair of the Committee presides at the presentation of this evaluation to the Board of Directors meeting in executive session.

More detailed information on the Committee and its procedures for determining compensation for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table can be found below under the heading “How does the Company pay its executive officers?”

What is the purpose of the Performance Policy?

The Company adopted the Performance Policy to comply with Section 162(m) of the Internal Revenue Code with respect to incentive compensation. This law places limits on tax deductions for annual compensation expense in excess of $1,000,000 for the Chief Executive Officer and certain other highest paid executive officers. These deduction limits do not apply if:

•	The amount of the compensation is subject to a maximum;

•	The executive officer has met one or more pre-established business performance goals; and

•	The maximum compensation amount and the business criteria on which the performance goals are based have been approved by stockholders.

The Performance Policy, which contains these business criteria and the maximum compensation amount, was originally approved by stockholders at the 1994 annual meeting and was most recently amended and reapproved by stockholders at the 2003 annual meeting.

How does the Company pay its executive officers?

Compensation for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table consists of annual compensation (base salary and an incentive compensation award) and long-term compensation. The Committee sets base salary ranges for executive officers using available compensation data for the prior year from a comparison group of financial services organizations. It also awards annual incentive compensation, usually in cash, and long-term compensation in the form of stock options or other stock-based awards under the Company’s LTICP to the Company’s Chief Executive Officer and other executive officers. Under the Company’s pay-for-performance philosophy, the Committee believes the incentive compensation award should be at risk annually to provide strong motivation to each executive officer to achieve his or her performance goals and to contribute to the Company’s overall performance each year. Similarly, the Committee awards stock options to align the executive officer’s interest with that of stockholders in the future performance of the Company. In connection with its compensation decisions, the Committee has also retained the services, and seeks the advice and opinion of an independent consultant with respect to the Company’s executive compensation programs and pay practices. The discussion below applies generally to the 2005 annual salary, incentive compensation, and long-term compensation approved by the Committee for the executive officers named in the Summary Compensation Table. In the case of Mr. Kovacevich, as Chief Executive Officer of the Company, the Board of Directors ratifies the compensation approved by the Committee (without the Chief Executive Officer being present). A more complete description of Mr. Kovacevich’s 2005 compensation can be found below under the heading “How is the Chief Executive Officer’s compensation determined?”

Annual Compensation.    To establish base salaries and determine final annual incentive compensation awards, the Committee considered available competitive compensation data from a comparison group, consisting of nine, large, publicly traded financial services companies with total market capitalization as of December 31, 2005 comparable to that of the Company (the “Peer Group”). The financial services organizations included in the Peer Group as of December 31, 2005, in addition to the Company are: American Express Company, Bank of America Corporation, Bank of New York Company, Inc., Citigroup, Inc., Fifth Third Bancorp, JPMorgan Chase & Co., U.S. Bancorp, Wachovia Corporation, and Washington Mutual, Inc. The Committee considers that these organizations, based on their size and prominence in the financial services market, compete directly with the Company for senior management. As a result, these companies establish the competitive compensation benchmarks the Company must consider in order to retain and attract top talent.

Base Salaries.    Mr. Kovacevich, as the Company’s Chief Executive Officer, recommends the individual base salaries for all other executive officers. The Committee approves base salaries for these executive officers and approves and recommends Mr. Kovacevich’s base salary for ratification by the Board of Directors. For these other executive officers, salaries are reviewed each year and adjusted periodically, typically at intervals of 12 months or more. The Committee adjusts salaries after considering the relationship of the executive officer’s current salary to the base salary range for the position and after its subjective evaluation of the executive officer’s overall performance. Base salaries paid in 2005 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries of the Peer Group.

Incentive Compensation.    The Performance Policy governs annual incentive compensation for each covered executive officer. The Policy defines a covered executive officer as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or is among the four next highest paid executive officers (other than the Chief Executive Officer) of the Company determined under SEC rules. Mr. Kovacevich and each other covered executive officer are included in the Summary Compensation Table.

Under the Policy, payment of an incentive compensation award to a covered executive officer depends upon achievement of one or more performance goals. The Committee establishes these goals in writing at the beginning of each year. The Committee has the discretion under the Policy to reduce the incentive compensation award to a covered executive officer from the maximum award permitted by the Policy, even though the officer may have met the performance goals.

In exercising this discretion, the Committee reviews available competitive market data from the prior year and reasonable estimates of incentive compensation to be paid by the organizations in the Peer Group to their executive officers for the most recently completed year. In addition, and assuming that the performance goals established by the Committee under the Policy have been met, the Committee, in exercising its discretion to approve the final amount of the annual incentive compensation award for covered executive officers (other than the Chief Executive Officer), also considers whether or not each such executive officer has met other objective business unit financial and other goals (such as specific regulatory or compliance objectives) established for each officer at the beginning of the year, as well as the Chief Executive Officer’s recommendations. To determine the incentive compensation award to the Chief Executive Officer that the Committee approves and submits to the Board of Directors for ratification, the Committee also considers the Company’s financial performance based on certain financial factors and the performance of the Chief Executive Officer in the areas of leadership, strategy, and control, as discussed below under the heading “How is the Chief Executive Officer’s compensation determined?”

The maximum amount of an incentive compensation award payable under the Policy for any year to any covered executive officer who has met one or more of the pre-established performance goals may not be greater than one-half of one percent (0.5%) of the Company’s Net Income1 for the year. Based on the Company’s 2005 Net Income of $7.7 billion, the maximum incentive compensation award payable under the Policy would have been approximately $38.3 million (0.5% of $7.7 billion).

For 2005, the Committee established alternative performance goals for Mr. Kovacevich, as Chief Executive Officer, and for each other covered executive officer under the Policy. These performance goals were based on the Company’s “Earnings Per Share” and “Return on Realized Common Equity,” as defined in the Policy.

Mr. Kovacevich and each other covered executive officer met the respective performance goals under the Policy for 2005. Based on the Committee’s certification that the performance goals

[1]	The term “Net Income” means the Company’s net income as reported in the Company’s consolidated financial statements for the applicable year adjusted to eliminate the effect of (1) losses resulting from discontinued operations; (2) extraordinary gains or losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company’s financial statements. No adjustments were made to the Company’s 2005 net income pursuant to the Policy.

established by the Committee had been met, its review of projected 2005 executive officer incentive compensation data from the Peer Group, the Company’s performance for 2005, and for each executive officer other than the Chief Executive Officer, whether they had met their individual performance goals, the Committee determined and approved, and submitted to the Board of Directors for ratification, with respect to Mr. Kovacevich, and awarded to each other covered executive officer an incentive award under the Policy. No covered executive officer, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy. Each incentive award consisted of cash in the amount shown for 2005 in column (d) of the Summary Compensation Table.

Long-Term Compensation.    Long-term compensation is provided primarily in the form of stock option grants awarded under the LTICP. The purpose of long-term compensation is to increase management ownership of stock and to provide an incentive to executive officers to improve the long-term performance of the Company.

In determining original option grants each year, the Committee considers the stock option grant practices of the organizations in the Peer Group at the time of grant. The Committee also considers long-term corporate performance and individual contributions over time in determining grants. Stock options granted by the Committee to covered executive officers under the LTICP are considered performance-based compensation under Section 162(m) of the Internal Revenue Code and are not subject to the Performance Policy. Under stock ownership guidelines established by the Committee, each executive officer is expected to retain shares of the Company’s common stock equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired through option exercises. The number of shares expected to be owned under these guidelines continues to increase each time an executive officer exercises a stock option. The Chief Executive Officer and each other executive officer named in the Summary Compensation Table have either satisfied or exceeded these ownership guidelines.

Information with respect to option grants made in 2005 under the LTICP to the Chief Executive Officer and the other executive officers named in the Summary Compensation Table appears in the table headed “Option/SAR Grants in Last Fiscal Year” and related footnotes (see page 33 of this proxy statement).

Other Compensation.    Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Peer Group organizations. They also receive retirement and medical benefits generally available to the Company’s employees. Additional information with respect to the type and amount of perquisites and other benefits received by the Chief Executive Officer and the other executive officers appears in column (e) and footnotes (2) and (3) to the Summary Compensation Table, and under the heading “Other Transactions and Relationships with Executive Officers—Relocation Program” on pages 40 and 41 of this proxy statement. Information with respect to the amount and type of supplemental retirement benefits for executive officers is included in column (i) of, and footnote (5) to the Summary Compensation Table, and also under the heading “Pension Plans and Other Retirement Arrangements” on pages 35 to 39 of this proxy statement.

How is the Chief Executive Officer’s compensation determined?

The Committee determined Mr. Kovacevich’s 2005 salary based on the salary procedures described above for executive officers. With respect to Mr. Kovacevich’s incentive award under the Policy, the Committee certified that Mr. Kovacevich had met the performance goals based on the Company’s 2005 Return on Realized Common Equity and Earnings Per Share, as determined pursuant to the Policy. The Committee concluded that Mr. Kovacevich was eligible to receive the maximum incentive compensation award under the Policy, but used its discretion to reduce the award.

In exercising its discretion, the Committee reviewed the Company’s overall growth in revenue, net income, and lending activity, and evaluated the Company’s financial performance based on the following factors: diluted earnings per share growth; total revenue; deposit growth and market share; overall business unit and loan growth; operating leverage (growth in revenue vs. growth in expense); total stockholder return (assuming reinvestment of dividends); price/earnings ratio; total market capitalization; return on common equity; return on assets; credit ratings from rating agencies; capital ratios; net interest margin; loan loss reserves as a percentage of total non-performing loans; and non-performing loans as a percentage of total loans. It also compared the Company’s one-year, three-year, and five-year performance to that of the financial services organizations included in the Peer Group using these same factors, with particular emphasis on the quality of the Company’s financial performance over these periods when compared to that of its Peer Group. To make this comparison, the Committee took into consideration the effect of acquisitions, one-time gains and losses and other special circumstances on Peer Group financial performance during these time periods, so that the Company’s financial performance and that of the Peer Group organizations were considered on a comparable basis.

In this review, the Committee particularly noted the following: (1) earnings per share for 2005 of $4.50, a 10% increase over 2004 earnings of $4.09 per share, despite 2005 revenue impact due to short-term losses from a strategic repositioning of the Company’s bond portfolio to improve long-term earnings and additional credit provisions for Hurricane Katrina, accelerated bankruptcy filings in advance of the October 17, 2005 change in bankruptcy law, and a change in Wells Fargo Financial’s credit loss recognition policies to the more stringent standards used by Wells Fargo Bank; (2) net income of $7.7 billion, an increase of 9% over 2004 net income; (3) total annual revenue of $32.9 billion representing a 10% increase over 2004, placing the Company third in one-year and three-year, and second in five-year revenue growth in comparison to the Peer Group organizations; and (4) strong individual business unit, loan and core deposit growth.

Finally, the Committee evaluated the results of Mr. Kovacevich’s annual performance review as Chief Executive Officer. Pursuant to this review, the Committee evaluated Mr. Kovacevich on, among other factors, maintenance of a strong control environment, leadership in the organization, development and implementation of strategic direction, and the adequate development of talent in the Company.

The Committee ultimately exercised its discretion to determine Mr. Kovacevich’s 2005 incentive award based on (i) its evaluation of the quality of the Company’s 2005 financial performance, (ii) the aggregate compensation paid by Peer Group organizations to their chief executive officers, and (iii) Mr. Kovacevich’s annual performance review. Based on these factors, the Committee exercised its discretion under the Policy and awarded incentive compensation for 2005 to Mr. Kovacevich of $7,000,000, and submitted this award to the Board of Directors for ratification. The Board of Directors of the Company, meeting in executive session, ratified the award to Mr. Kovacevich.

Members of the Human Resources Committee:

        Michael W. Wright, Chair

        Susan E. Engel

        Donald B. Rice

        Stephen W. Sanger

STOCK PERFORMANCE

The graphs presented below compare the cumulative total return on the Company’s common stock (NYSE trading symbol “WFC”) for the five- and ten-year periods ended December 31, 2005, with the cumulative total returns for the same periods for the Keefe, Bruyette and Woods 50 Total Return Index (the “KBW 50 Bank Index”) and the S&P 500 Index.

The cumulative total stockholder return computations in the graphs assume the investment of $100 in Company common stock, the KBW 50 Bank Index, and the S&P 500 Index. For purposes of these graphs, the stock performance used to compute total stockholder return for the Company for all years prior to 1998 is the stock performance of the former Norwest, as the ongoing company after the Merger.

	2000	2001	2002	2003	2004	2005
Wells Fargo (WFC)	$100	$80	$88	$114	$124	$129
S&P 500	100	88	69	88	98	103
KBW 50	100	96	89	119	131	133

	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
Wells Fargo (WFC)	$100	$135	$246	$259	$267	$376	$300	$331	$428	$466	$486
S&P 500	100	123	164	211	255	232	204	159	205	227	238
KBW 50	100	141	207	224	216	259	249	231	310	341	345

COMPENSATION TABLES AND INFORMATION

The table below shows the cash and non-cash compensation paid to the Chief Executive Officer and the five next highest paid executive officers of the Company for the last three years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(g)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)(3)	Securities Underlying Options/SARs (#)(4)	All Other Compensation ($)(5)
Richard M. Kovacevich Chairman and Chief Executive Officer	2005 2004 2003	$995,000 995,000 995,000	$7,000,000 7,500,000 7,500,000	$57,809 259,342 102,661	1,009,596 1,853,306 865,740	$509,700 509,602 479,700
John G. Stumpf President and Chief Operating Officer	2005 2004 2003	600,000 470,833 450,000	4,000,000 2,375,000 1,900,000	68,422 100,538 184,284	539,378 313,254 275,470	178,500 142,152 148,500
David A. Hoyt Senior Executive Vice President, Wholesale Banking	2005 2004 2003	570,883 550,000 550,000	3,300,000 2,750,000 2,750,000	— 984 828	362,140 309,520 330,560	199,250 197,902 133,250
Mark C. Oman Senior Executive Vice President, Home and Consumer Finance	2005 2004 2003	562,500 500,000 500,000	3,300,000 2,500,000 2,500,000	8,382 5,274 5,932	530,424 509,571 331,448	183,750 179,902 165,000
Howard I. Atkins Senior Executive Vice President, Chief Financial Officer	2005 2004 2003	570,833 550,000 550,000	3,000,000 2,200,000 2,200,000	8,624 266,247 148,902	304,169 171,960 196,760	166,250 163,086 132,000
Carrie L. Tolstedt Group Executive Vice President, Retail Banking	2005 2004 2003	441,667 400,000 400,000	2,125,000 1,800,000 1,400,000	102,878 235,566 5,113	265,365 209,846 207,117	134,500 107,902 118,560

(1)	The amounts shown for 2005 represent the incentive compensation awards for 2005 which are paid in 2006.

(2)	Executive officers, including the Chief Executive Officer, are entitled to receive various perquisites and reimbursement for the payment of taxes on certain of these perquisites. The amounts shown for the years 2003-2005 in column (e) to the above table include any of the perquisites and other personal benefits described below that have a total value to a named executive officer greater than $50,000, and reimbursements for the payment of taxes (gross-ups) on all perquisites. Perquisites for executive officers include the opportunity to participate in a personal financial planning program offered at Company expense or, in the alternative, to obtain reimbursement from the Company of up to $20,000 in personal financial planning expenses using a financial planner selected by the executive officer, a car allowance, parking, social club dues, and the annual cost of a security system at the executive officer’s primary residence, or for the Chief Executive Officer, his primary and secondary residences. Executives who relocate are also entitled to receive certain relocation benefits under the Company’s Relocation Program. Information about this program may be found on pages 40 and 41 of this proxy statement under the heading “Other Transactions and Relationships with Executive Officers—Relocation Program.”

The Board of Directors has also authorized the Chairman to use Company-provided aircraft for personal air travel in accordance with the Company’s security policy. The Chairman’s personal use of Company-provided aircraft in 2003, 2004, and 2005 has been valued at the incremental cost of such use to the Company. Effective September 2005, the Chairman has chartered Company aircraft for personal travel through a third-party charter service at commercial charter rates plus incidentals. The third-party charter service has paid the Company for use of the aircraft at the same commercial charter rates (excluding incidentals paid by the Chairman). Because the amount received by the Company covered the direct operating costs of each flight, there was no incremental cost to the Company for personal travel by the Chairman effective September 2005. Also under the Company’s security policy, the Company provides a car and driver to the Chairman for business use and for commuting to and from his home and his office. The estimated incremental cost to the Company of Mr. Kovacevich’s use of the Company-provided car and driver for commuting purposes is included in column (e) above. This incremental cost was calculated based on certain assumptions regarding the percentage of annual commuter mileage compared to annual total mileage (approximately 2%), and the estimated gas cost and driver salary attributable to such commuter use.

(3)	During the period 2003-2005, Messrs. Kovacevich, Stumpf, and Atkins, and Ms. Tolstedt received one or more of the perquisites described in footnote (2) above and other personal benefits totaling more than $50,000 in one or more of the years included in this period. The total amounts of these perquisites and benefits (and the amount and type of each perquisite or personal benefit that was greater than 25% of the total received) and the years in which they were received are described below. The amounts shown for Messrs. Stumpf and Atkins and Ms. Tolstedt as perquisites consist primarily of payments made to or on behalf of these executive officers under the Company’s Relocation Program.

–	Mr. Kovacevich, 2003—$100,665 (including $77,566 for personal use of Company-provided aircraft); 2004—$197,098 (including $125,000 in filing fees paid by the Company on Mr. Kovacevich’s behalf in connection with a required Hart-Scott-Rodino filing relating to his anticipated future acquisitions of Company common stock pursuant to stock option exercises and Company benefit plans, and $61,593 for personal use of Company-provided aircraft); and 2005—$50,728 (including $34,284 for personal use of Company-provided aircraft prior to September 2005 when Mr. Kovacevich began chartering Company aircraft through a third-party charter service at commercial charter rates).

–	Mr. Stumpf, 2003—$176,793 (including $64,500 in transfer bonuses and $67,055 in selling expenses paid on behalf of Mr. Stumpf in connection with the sale of his Denver residence); 2004—$94,428 (including $64,500 in transfer bonuses relating to his transfer from Denver to San Francisco); and 2005—$57,976 (including $27,000 in transfer bonuses and $18,000 in car allowances).

–	Mr. Atkins, 2003—$117,298 (including $77,991 in mortgage interest subsidies on a first mortgage and mortgage interest on a second mortgage down payment loan relating to his San Francisco home); and 2004—$224,808 (including $61,731 in mortgage interest subsidies and mortgage interest on mortgages on his San Francisco home and $107,431 in selling expenses relating to the sale of his Connecticut residence following his relocation to San Francisco).

–	Ms. Tolstedt, 2004—$229,457 (including $187,400 in transfer bonuses relating to her relocation to San Francisco); and 2005—$92,500 (including $57,333 in transfer bonuses).

The amounts shown in the above table for Mr. Hoyt for 2003 and 2004, for Mr. Oman for 2003-2005, for Mr. Atkins in 2005, and for Ms. Tolstedt in 2003 represent tax gross-ups paid on one or more perquisites of the types described in footnote (2) received by the indicated executive officer that totaled less than $50,000.

(4)	The number of shares shown in column (g) in the table on page 31 includes shares underlying one or more reload options granted to the executive officers named above upon the exercise of options granted before January 1, 2004 that contained a reload feature. Information on reload options is provided in footnote (2) to the table captioned “Option/SAR Grants in Last Fiscal Year” appearing below. Options granted since January 1, 2004 no longer contain a reload feature.

(5)	Except as discussed in this footnote (5), the amounts shown for each of the executive officers named above are the total of the Company’s contributions to the 401(k) Plan in which all Company employees are generally eligible to participate, and contributions to the Company’s Supplemental 401(k) Plan, a non-qualified supplemental executive retirement plan (“Supplemental 401(k)”). For the year ended December 31, 2005, the Company’s contribution to the 401(k) Plan for each executive officer was $12,600 (the maximum allowable contribution under the Plan). The Company’s contributions to the Supplemental 401(k) are credited to the participants’ accounts in the form of phantom shares of Company common stock. For the year ended December 31, 2005, the amount of the Company’s contributions to the accounts of these individuals were as follows: Mr. Kovacevich, $497,100; Mr. Stumpf, $165,900; Mr. Hoyt, $186,650; Mr. Oman, $171,150; Mr. Atkins, $153,650; and Ms. Tolstedt, $121,900.

Option Grants and Exercises

These tables summarize for 2005 option grants under the Company’s Long-Term Incentive Compensation Plan and option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them as of December 31, 2005.

Option/SAR Grants in Last Fiscal Year

	Individual Grants					Grant Date Value
(a)	(b)	(c)		(d)	(e)	(f)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(3)
Richard M. Kovacevich (2)	830,000 179,596	3.842 0.831	% %	$59.81 64.34	2/22/2015 2/23/2009	$12,400,200 948,267
John G. Stumpf (2)	298,510 95,440 30,938 25,602 39,693 49,195	1.382 0.442 0.143 0.119 0.184 0.228	% % % % % %	59.81 61.34 60.79 60.79 59.70 59.70	2/22/2015 8/01/2015 2/22/2010 7/28/2008 2/23/2009 7/28/2008	4,459,739 1,425,874 269,161 140,043 200,450 186,449
David A. Hoyt	298,510 63,630	1.382 0.295	% %	59.81 61.34	2/22/2015 8/01/2015	4,459,739 950,632
Mark C. Oman (2)	298,510 63,630 87,146 81,138	1.382 0.295 0.403 0.376	% % % %	59.81 61.34 61.80 61.94	2/22/2015 8/01/2015 2/27/2011 2/25/2013	4,459,739 950,632 1,112,854 1,131,875
Howard I. Atkins (2)	232,180 63,630 8,359	1.075 0.295 0.039	% % %	59.81 61.34 62.39	2/22/2015 8/01/2015 2/25/2013	3,468,769 950,632 109,837

Carrie L. Tolstedt (2)	199,010 29,228 3,715 24,409 9,003	0.921 0.135 0.017 0.113 0.042	% % % % %	59.81 60.29 60.99 60.99 60.99	2/22/2015 7/28/2008 7/28/2008 2/25/2013 2/23/2009	2,973,209 142,925 14,080 313,412 47,536

(1)	Options shown in the above table that expire on 2/22/2015, and the reload options discussed in footnote (2) below, are immediately exercisable. Options shown in the above table that expire on 8/1/2015 vest one-half on 12/31/2005 and one-half on 12/31/2006. Except for reload options, all options granted in 2005 have ten-year terms.

(2)	The options listed in line 2 opposite Mr. Kovacevich’s name, the options listed in lines 3 through 6 opposite Mr. Stumpf’s name, the options listed in lines 3 and 4 opposite Mr. Oman’s name, the options listed in line 3 opposite Mr. Atkins’ name, and the options listed in lines 2 through 5 opposite Ms. Tolstedt’s name are each immediately exercisable “reload options” granted in connection with the exercise in 2005 of previously granted stock options that included a reload feature. If an optionee exercises an original option that includes a reload feature and pays for the option shares by delivering shares of previously owned Company common stock or shares purchased in the market, the optionee receives a reload option. Under a reload option, the optionee can purchase the same number of whole shares of stock, at their fair market value on the date the original option is exercised, as were used to pay the option exercise price and related taxes. Reload options are exercisable at any time during the remaining term of the original option. Original options granted since January 1, 2004 do not include the right to receive a reload option.

(3)	The values shown in column (f) of the above table reflect the application of the Black-Scholes option pricing valuation model. The options shown in the table include both options having ten-year terms (the options expiring on 2/22/2015 and 8/1/2015) and reload options having terms ranging from two and three-quarter years to seven and three-quarters years. For purposes of valuing the option grants with ten-year terms made to the executive officers identified in the table, the Company assumed an expected life of ten years, a ten-year historical volatility of 25.10%, a ten-year risk-free rate of 4.59%, and an expected dividend rate of 3.39%. For purposes of valuing the reload options for these executives, the Company assumed an expected life equal to the contractual term of each such option, historical volatility ranging from 8.93%–25.36%, risk-free rate ranging from 3.61%–4.53%, and an expected dividend yield ranging from 3.35%–3.78%. No adjustments were made for non-transferability or risk of forfeiture for any of the option grants shown. The modeled values for the options shown in column (f) above are theoretical only. The ultimate value of these options will depend upon the actual share price of the Company’s common stock on the option’s exercise date in comparison to the option’s exercise price shown in column (d).

Aggregated Option/SAR Exercises in

Last Fiscal Year and Fiscal Year-End Option/SAR Values

(a)	(b)	(c)	(d)		(e)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(*)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) (in shares) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable(*)
Richard M. Kovacevich	246,200	$6,592,621	5,433,404 /	288,580	$46,524,198 /	$5,076,122
John G. Stumpf	195,987	4,679,426	1,321,069 /	139,543	11,378,904 /	1,686,269
David A. Hoyt	79,190	2,616,438	1,896,206 /	142,001	28,127,683 /	1,985,576
Mark C. Oman	304,487	5,464,164	1,521,704 /	130,195	10,896,561 /	1,777,909
Howard I. Atkins	10,179	174,570	708,562 /	93,944	6,203,239 /	1,201,062
Carrie L. Tolstedt	85,494	1,784,790	765,868 /	65,586	6,610,735 /	1,153,658

*	For purposes of column (c), the “value realized” from an exercised option means the difference between the option exercise price and the market value of the underlying shares based on the NYSE closing price of the Company’s common stock on the trading day prior to the option exercise date. For purposes of column (e), the “value” of unexercised options means the difference between the option exercise price and market value of the underlying shares based on $62.83, the NYSE closing price for the Company’s common stock on December 30, 2005. As used in column (e), an option was “in-the-money” on December 30, 2005 if the option exercise price was less than the market value of the underlying shares based on the closing price for the Company’s common stock on that date.

Pension Plans and Other Retirement Arrangements

All employees of the Company who meet certain eligibility requirements automatically participate in the Wells Fargo & Company Cash Balance Plan (the “Cash Balance Plan”) and the Wells Fargo & Company Supplemental Cash Balance Plan (the “Supplemental Cash Balance Plan”) (the “Combined Plans”). These Combined Plans amended and restated the Norwest Corporation Pension Plan (the “Norwest Pension Plan”) and the Norwest Corporation Supplemental Pension Plan (the “Norwest Supplemental Pension Plan”) (the “Norwest Plans”). All of the individuals named in the Summary Compensation Table on page 31 of this proxy statement participate in the Combined Plans.

Cash Balance Plan.    The Cash Balance Plan is a defined benefit plan intended to qualify under the Internal Revenue Code (the “Code”) and comply with the Employee Retirement Income Security Act of 1974 (“ERISA”). Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee’s vested cash balance account (the “Account”). Each quarter, an employee’s Account is credited with compensation credits. Compensation credits to the Account are based on a percentage of the employee’s certified compensation for each quarter. Certified compensation means compensation paid to an employee during the year which is reportable on Form W-2, subject to an annual IRS maximum ($210,000 for 2005). Certified compensation includes salary reduction amounts made under Section 401(k) and Section 125 of the Code, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts are included in compensation for Cash Balance Plan purposes in the year received rather than the year earned.

The Cash Balance Plan bases the percentage on which compensation credits are calculated on “points” assigned to each employee equal to the sum of the employee’s age and years of credited service as of the end of each quarter. For 2005, this percentage ranges from 3% to 7% of an employee’s certified compensation. The Account balance vests 100% after five years of service with the Company. Subject to certain requirements, employees of the former Wells Fargo and First Interstate Bancorp received credit for vesting and compensation credit purposes for their prior years of service.

As of the quarter ended December 31, 2005, the years of credited service and the percentages used to calculate compensation credits under the Combined Plans for the executive officers named in the Summary Compensation Table are as follows: Mr. Kovacevich, 19 years, 7%; Mr. Hoyt, 24 years, 6%; Mr. Oman, 26 years (including his years of service with Wells Fargo Financial, Inc.), 6%; Mr. Stumpf, 23 years, 6%; Mr. Atkins, 4 years, 5%; and Ms. Tolstedt, 16 years, 5%.

Each Account will also be credited, on the last day of each quarter, with “investment credits.” For 2005, the quarterly investment credit was determined by multiplying the amount of the Account balance by 25% of an average of 30-year U.S. Treasury rates (adjusted quarterly). The value of the vested Account balance is payable to the employee upon termination of employment with the Company as a monthly annuity calculated as provided in the Combined Plans based on the employee’s estimated actuarial life expectancy and an interest rate based on 30-year U.S. Treasury rates on the employee’s termination date or, at the employee’s election, in a lump sum.

Supplemental Cash Balance Plan.    As permitted by ERISA and the Code, employees who participate in the Cash Balance Plan, including the executive officers named in the Summary Compensation Table, whose benefits under the Cash Balance Plan are limited pursuant to Code Sections 401(a)(17) and 415, also participate in the Supplemental Cash Balance Plan. Under this plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan includes the participant’s base salary as well as designated incentive compensation, whether or not that compensation is deferred.

In the case of Messrs. Kovacevich, Stumpf, Hoyt, Oman, and Atkins, and Ms. Tolstedt, each of whom are named in the Summary Compensation Table, the amount shown as “Salary” for 2005 (column (c) in the table) and the amount shown as “Bonus” for 2004 (column (d)) were treated as certified compensation for 2005 under the Combined Plans. The amount shown as “Bonus” for 2005 (column (d)) will be included in each such executive officer’s certified compensation for purposes of compensation credits to his or her account for 2006.

Under the Combined Plans, “normal retirement age” is defined as the earlier of completion of five years of service with the Company or age 65. As of December 31, 2005, the executive officers named in the Summary Compensation Table, other than Mr. Atkins, had attained “normal retirement age” for purposes of the Combined Plans and had accrued an estimated benefit under the Combined Plans. The following executive officers would receive the estimated annual benefit shown after their names, assuming each of them had terminated employment as of December 31, 2005 and received payment of this benefit for life in the form of a single-life annuity beginning January 1, 2006: David A. Hoyt, $63,005; Mark C. Oman, $204,159; and Carrie L. Tolstedt, $33,020. These amounts are calculated based on each executive officer’s estimated actuarial life expectancy using their current ages, Account balance, and a 30-year U.S. Treasury rate of 4.68%. Mr. Kovacevich and Mr. Stumpf are also entitled to receive retirement benefits under the Combined Plans but their retirement benefits will be based on an alternative Norwest Plans benefit formula included in the Combined Plans, resulting in a greater retirement benefit to them. Information about this alternative benefit formula and retirement benefits for Mr. Kovacevich and Mr. Stumpf is provided below under the heading “Alternative Retirement Benefits under the Norwest Plans.”

As of December 31, 2005, Howard I. Atkins also had an accrued estimated annual benefit under the Combined Plans of $27,878. However, because he has not yet completed five years of service with the Company, and thus is not 100% vested under the Combined Plans, Mr. Atkins would not be eligible to receive payment of this benefit if he had terminated his employment with the Company as of that date. As discussed more fully under the heading “Employment Agreement” below, Mr. Atkins is entitled under his employment agreement to receive a retirement benefit computed in accordance with the terms of the Combined Plans if his employment with the Company terminates before the date he would be fully vested under the Combined Plans. In addition, Mr. Hoyt and Mr. Oman will also receive the retirement benefits explained below under the heading “Supplemental Retirement Arrangements.”

Alternative Retirement Benefits Under the Norwest Plans.    Participants in the former Norwest Plans who were at least 45 years of age and had at least five years of credited service as employees of the former Norwest on June 30, 1999, will receive the greater of the benefits under the Combined Plans or the benefits he or she would have received under the Norwest Plans.

Benefits based on the Norwest Plans formula are determined by age, years of credited service, and compensation. The monthly benefit at regular retirement age is a life annuity equal to 1.1% of final average monthly earnings up to the “Integration Level” plus 1.6% of final average monthly earnings greater than the Integration Level multiplied by years of credited service. The former Norwest Plans do not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the Social Security wage base for the current year ($90,000 for 2005) divided by $48,000. The Integration Level (stated as an amount per month) is $2,625 for participants retiring in 2005.

A participant’s final average monthly earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of “certified compensation” under the Combined Plans. The alternative Norwest Pension Plan benefit for a plan year is subject to the same limitations imposed by the Code on benefits under the Cash Balance Plan.

The table below shows the estimated total annual average alternative retirement benefits that would be payable using the Norwest Plans formula and various combinations of annualized final average compensation and additional years of credited service with the benefit payable at “regular retirement age” (which ranges from ages 65 to 67). These estimated benefits do not take into account any Internal Revenue Code limits on retirement benefits. The annual amounts shown below, as estimated and when paid, are not reduced by the amount of Social Security benefits.

Final Average Compensation	Years of Service at Retirement
	20	25	30	35
$ 2,500,000	$ 796,703	$ 995,879	$ 1,195,055	$ 1,394,230
3,000,000	956,703	1,195,879	1,435,055	1,674,230
3,500,000	1,116,703	1,395,879	1,675,055	1,954,230
4,000,000	1,276,703	1,595,879	1,915,055	2,234,230
4,500,000	1,436,703	1,795,879	2,155,055	2,514,230
5,000,000	1,596,703	1,995,879	2,395,055	2,794,230
5,500,000	1,756,703	2,195,879	2,635,055	3,074,230
6,000,000	1,916,703	2,395,879	2,875,055	3,354,230
6,500,000	2,076,703	2,595,879	3,115,055	3,634,230
7,000,000	2,236,703	2,795,879	3,355,055	3,914,230
7,500,000	2,396,703	2,995,879	3,595,055	4,194,230
8,000,000	2,556,703	3,195,879	3,835,055	4,474,230
8,500,000	2,716,703	3,395,879	4,075,055	4,754,230
9,000,000	2,876,703	3,595,879	4,315,055	5,034,230
9,500,000	3,036,703	3,795,879	4,555,055	5,314,230
10,000,000	3,196,703	3,995,879	4,795,055	5,594,230
10,500,000	3,356,703	4,195,879	5,035,055	5,874,230
11,000,000	3,516,703	4,395,879	5,275,055	6,154,230
11,500,000	3,676,703	4,595,879	5,515,055	6,434,230
12,000,000	3,836,703	4,795,879	5,755,055	6,714,230

Assuming Mr. Kovacevich and Mr. Stumpf had each retired as of December 31, 2005, their respective years of credited service, estimated final average compensation (stated as an annual amount) and estimated annual lifetime benefit calculated using the alternative benefit under the Norwest Plans formula and payable in the form of a single-life annuity, would have been as follows: Mr. Kovacevich, years of credited service—19.83 years, approximate annualized final average compensation—$8,328,000, and estimated annual benefit—$2,335,000; and Mr. Stumpf, years of credited service—23.92 years, approximate annualized final average compensation—$2,606,000, and estimated annual benefit—$365,800. Benefits payable under the Combined Plans using the Norwest Plans alternative benefit formula is reduced if an employee terminates employment and elects to begin benefit payments prior to reaching “regular retirement age” as provided in the Combined Plans. Regular retirement age for Mr. Kovacevich and Mr. Stumpf is age 66. Since neither Mr. Kovacevich nor Mr. Stumpf had reached this age as of December 31, 2005, the estimated retirement benefit for each of them shown above has been reduced in accordance with the terms of the Combined Plans.

Supplemental Retirement Arrangements.    Mark C. Oman, who is an executive officer named in the Summary Compensation Table, is eligible to receive certain benefits under the Combined Plans. Mr. Oman’s benefits result from his service as an employee of Wells Fargo (formerly Norwest) Financial, Inc. (“WFFI”). Mr. Oman is also entitled to certain supplemental retirement benefits under the arrangements described below.

Mr. Oman was employed by WFFI and was an active participant in its pension plan and excess pension plan (the “WFF Pension Plans”) from April 30, 1979 until January 1, 1990, when he transferred to Wells Fargo Home Mortgage, Inc. (formerly Norwest Mortgage, Inc., and now a division of Wells Fargo Bank) and became eligible to participate in the former Norwest Plans. As a result of certain amendments made to the Combined Plans as of January 1, 2001 to include former WFFI’s employees’ years of credited service with WFFI for purposes of computing points and calculating compensation credits, Mr. Oman’s account balance was re-calculated retroactive to July 1, 1999 to reflect his additional years of credited service. The information given with respect to Mr. Oman on pages 35 and 36 of this proxy statement with respect to his years of credited service and his estimated benefit as of December 31, 2005 under the Combined Plans takes into account the amendments made to the Combined Plans described above.

Mr. Oman is also entitled to receive a supplemental annual retirement benefit under a supplemental retirement arrangement with the Company. This supplemental benefit will be determined based upon the difference between what Mr. Oman would receive under the Combined Plans and a hypothetical benefit calculated using a formula which takes into account his final average monthly earnings and years of credited service with the Company (excluding his years of service with WFFI) as of the date his employment with the Company terminates. For purposes of this formula, Mr. Oman’s benefit will be adjusted by an additional amount based upon his actual final average earnings as of the date of his transfer from WFFI, his final average earnings as of the date his employment with the Company terminates, the benefit he had accrued under the WFF Pension Plans as of the date of his transfer, and certain additional subsidies if he terminates employment with the Company prior to age 65. Assuming that Mr. Oman had reached the age of 55 as of December 31, 2005 (the earliest retirement age at which benefits become payable under the WFF Pension Plans) and that his final average earnings, for purposes of calculating his supplemental benefit under this arrangement, were the amounts shown as “Salary” for 2005 and “Bonus” for 2004 in columns (c) and (d) of the Summary Compensation Table on page 31 of this proxy statement, Mr. Oman would receive an annual supplemental benefit of $706,355 under this arrangement.

In addition to his benefits under the Combined Plans and the supplemental retirement arrangement described above, Mr. Oman is entitled to receive certain accrued retirement benefits under the WFF Pension Plans. No additional benefits under the plans have been earned by Mr. Oman since his transfer from WFFI in 1990. As of December 31, 2005, the annual retirement benefits Mr. Oman would be entitled to receive under the WFF Pension Plans beginning at age 55 and at age 65 (normal retirement age under these pension plans) would be $6,840 and $16,778, respectively.

Former Wells Fargo Retirement Plans.    David A. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt’s annual benefit payable under this annuity beginning at age 65 is $16,226.

Long-Term Disability Plans

The Company’s Long-Term Disability Plan covers compensation of up to a total of $500,000 in salary and designated incentive compensation. The plan provides a monthly benefit to an eligible employee, who is totally disabled (as defined in the plan) for more than 22 weeks, equal to 65% of the participant’s average covered compensation, up to a maximum compensation of $500,000 per year and a maximum monthly benefit of $27,083. The Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be offset by other sources of income.

Other Compensation Arrangements for Certain Executive Officers

Employment Agreement.    Howard I. Atkins entered into an employment arrangement with the Company in connection with his employment as its Chief Financial Officer in August 2001. Under this arrangement, Mr. Atkins received stock option grants in 2003 and 2004, each having a minimum Black-Scholes value of $2,000,000, and received the relocation benefits under the Company’s Relocation Program discussed on pages 40 and 41 of this proxy statement. Mr. Atkins also receives the perquisites available to all executive officers and certain retirement and severance benefits. With respect to retirement benefits, if Mr. Atkins’ employment terminates before the date he is 100% vested for benefit purposes under the terms of the Company’s 401(k) Plan, Supplemental 401(k) Plan, and the Combined Plans (which 100% vesting date is expected to be August 6, 2006), he will receive a retirement benefit computed in accordance with those plans as if he were fully vested as of the date of such termination.

Severance Agreements.    The Company has a change-in-control severance agreement with Mark C. Oman, who is named in the Summary Compensation Table, which was entered into in 1998. Mr. Oman’s change-of-control severance agreement is intended to encourage him to continue to carry out his duties if there is a change-of-control of the Company. Under the terms of this agreement, Mr. Oman may receive certain payments if his employment is terminated or if his job duties or compensation and benefits are substantially reduced within three years following a change-of-control of the Company. The maximum payments to Mr. Oman are two times the sum of (1) his base salary rate, (2) the value of perquisites provided by the Company, and (3) his highest potential incentive compensation award. The agreement also continues certain medical, dental, and life insurance benefits for up to two years after termination. If payments received by Mr. Oman as a result of a change-of-control result in an excise tax liability to him, the Company will also pay Mr. Oman an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax. If Mr. Oman had become entitled to receive change-of-control severance payments under this Agreement as of December 31, 2005, he would have received a severance payment of approximately $7,900,000. Because Mr. Oman would not have been subject to an excise tax liability on this payment, he would not receive any additional gross-up amount.

The Company also had a change-in-control severance agreement with Richard M. Kovacevich similar to Mr. Oman’s agreement, and an additional severance agreement with Mr. Kovacevich in connection with his employment by the Company in 1986. At Mr. Kovacevich’s request, these agreements were cancelled by mutual agreement of the parties in December 2005 and February 2006, respectively.

In addition to any compensation and benefits the Board of Directors may approve at the time of separation, the Company also has a plan that provides salary continuation pay to any executive officer, including the Chief Executive Officer, or other employee who is discharged under the circumstances stated in the plan and who does not have another separation agreement with the Company. The amount of salary continuation pay under this plan is based on years of service and job level and includes payment of base salary and continuation of benefits for specified monthly periods.

Other Transactions and Relationships with Executive Officers

All of the executive officers of the Company and some of their respective family members had certain transactions and/or relationships with Wells Fargo in 2005, as described below.

Lending Transactions.     During 2005, all executive officers, as well as some of their family members, had loan transactions and/or other extensions of credit in the ordinary course of business with our banking and other lending subsidiaries. In addition, three executive officers had outstanding loans to the Company under the Company’s Relocation Program discussed in more detail below. Except for these relocation loans, all of these transactions were on substantially the same terms, including interest rates, collateral and repayment and other terms, as those available at the time for similar transactions with unrelated parties, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Relocation Program.     Under the Relocation Program, as in effect prior to the revisions effective July 30, 2002 described below, executive officers who relocated at the Company’s request were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Mortgage (“WFHM”), on the same terms as those available to any employee of the Company, which terms included waiver of the loan origination fee. Executive officers who relocated to a designated high cost area were eligible to receive from the Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The down payment loan must be repaid in full if the executive terminates employment with the Company or retires, or if the executive sells the home. The Relocation Program was revised effective as of July 30, 2002 in response to the Sarbanes-Oxley Act of 2002 to eliminate these loan benefits for executive officers. Under the revised Relocation Program, any executive officer who received the mortgage interest subsidy and interest-free down payment loan benefit described above prior to July 30, 2002 was allowed to continue to receive such benefits, but is not allowed to amend the terms of the loan to which these benefits relate.

The Company currently has interest-free loans outstanding under the Relocation Program to three executive officers. Each of these loans was made either before July 30, 2002 or before the individual was named as an executive officer. The name and principal position of each of these executive officers, the amount outstanding on his respective loan as of December 31, 2005 (which was also the highest amount outstanding on such loan during 2005), and the purpose of each loan is as follows: Richard M. Kovacevich, Chairman and Chief Executive Officer, $995,000—loan made in connection with Mr. Kovacevich’s relocation to San Francisco, California from Minneapolis, Minnesota following the Merger; Richard D. Levy, Senior Vice President and Controller, $325,000—loan made in connection with Mr. Levy’s relocation to San Francisco, California from the Trenton, New Jersey area following his employment by the Company; and James M. Strother, Executive Vice President and General Counsel, $310,000—loan made in connection with Mr. Strother’s relocation to San Francisco, California from the Des Moines, Iowa area after he assumed a new position with the Company and before he became an executive officer.

The relocation benefits made available under the Relocation Program prior to July 30, 2002, as described above, continue to be made available to eligible employees who are not executive officers of the Company. After July 30, 2002, executive officers are still eligible (subject to applicable lending criteria) to receive a first mortgage loan from WFHM, except that the loan must be on substantially the same terms as those available to other residential home mortgage customers. Under the revised Relocation Program, the Company may pay a relocating executive officer a transfer bonus in an amount determined by senior management on the earlier of the date he or she commences employment or purchases a new home, and annually thereafter.

The Relocation Program also assists eligible relocating executives and employees with the costs of selling their existing, and purchasing their new homes, and with moving expenses. Available benefits may include payment of customary home selling costs (such as real estate commissions, title and appraisal fees, and other routine closing costs), purchase of a relocating executive’s home at its appraised market value by a third party relocation company using Company funds, and certain cash incentives to executives who locate buyers for their homes directly. The Company generally also pays all related home purchase closing costs and household goods moving expenses. Except for expenses paid to or on behalf of the executive officer to move household goods and sell his or her home, the benefits described above are treated as taxable income to the executive. The Relocation Program also includes, as a potential additional benefit, reimbursement (“gross-up”) of the amount of taxes paid on the taxable portion of amounts received by the executive under the Relocation Program.

Information about transfer bonuses, tax gross-ups, and other benefits received under the Relocation Program by certain executive officers who are named in the Summary Compensation Table for the period 2003-2005 is provided on page 31 of this proxy statement.

Family Relationships.    Mark C. Oman’s brother-in-law and Carrie L. Tolstedt’s spouse were each employed by subsidiaries of the Company during 2005. Mr. Oman’s brother-in-law is employed as a technology manager by Wells Fargo Financial, Inc. (“WFFI”) with responsibility for the design, development, and management of WFFI’s information technology systems, and received aggregate compensation of approximately $145,000 in 2005. Mr. Oman’s brother-in-law is not, nor does he report directly to an executive officer of the Company. Ms. Tolstedt’s spouse (who also was not, nor reported to an executive officer) was employed as a national sales manager in Wells Fargo Bank’s merchant services business until he resigned in October 2005. For 2005, he received aggregate compensation of approximately $234,000 and was granted an immediately exerciseable option in February 2005 to purchase 3,320 shares of the Company’s common stock at fair market value on the grant date. In addition, each individual was entitled to receive employee benefits generally available to all employees. These individuals represent two of approximately 153,000 employees of the Company and its subsidiaries. Their compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information about the Company’s equity compensation plans in effect on December 31, 2005, aggregated for two categories: plans approved by stockholders and plans not approved by stockholders. The first category—equity compensation plans approved by stockholders—consists of the Long-Term Incentive Compensation Plan, the Directors Stock Compensation and Deferral Plan, and the Supplemental 401(k) Plan. The second category—equity compensation plans not approved by stockholders—consists of the PartnerShares® Stock Option Plan, the Deferred Compensation Plan for employees, the Non-Qualified Deferred Compensation Plan for Independent Contractors, the Norwest Corporation Directors’ Formula Stock Award Plan, and the Norwest Corporation Directors’ Stock Deferral Plan. The Norwest Corporation Directors’ Formula Stock Award Plan and the Norwest Corporation Directors’ Stock Deferral Plan were in effect at December 31, 2005, only with respect to the payment of deferred awards or deferred compensation benefits. No future awards or deferrals may be made under those two plans. The material features of the equity compensation plans not approved by stockholders are described after the table. All outstanding awards relate to shares of the Company’s common stock. Information is as of December 31, 2005, unless otherwise indicated.

Equity Compensation Plan Information(1)

	(a)		(b)	(c)
Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	109,912,747	(3)	$49.97	118,306,837	(4)
Equity compensation plans not approved by security holders	28,594,348	(5)	45.51	5,117,018	(6)

Total	138,507,095		$49.15	123,423,855

(1)	The table does not include information about equity compensation plans assumed by the Company in mergers because the Company cannot grant additional awards under those plans. A total of 3,287,682 shares of common stock was issuable upon exercise of options and restricted share rights granted under plans assumed in mergers, including 2,237,924 shares issuable upon exercise of options and restricted share rights granted under plans assumed in the Merger and 813,719 shares issuable upon exercise of options granted under plans assumed in the First Security Corporation merger. The weighted average exercise price of options granted under all plans assumed in mergers was $38.16.

(2)	Does not reflect restricted share rights because they have no exercise price.

(3)	Consists of 107,892,462 shares subject to options granted under the Long-Term Incentive Compensation Plan and Directors Stock Compensation and Deferral Plan, 153,504 shares subject to restricted share rights granted under the Long-Term Incentive Compensation Plan, 184,719 shares issuable upon distribution of deferred compensation benefits under the Directors Stock Compensation and Deferral Plan, and 1,682,062 shares issuable upon distribution of benefits under the Supplemental 401(k) Plan.

(4)	Excluding shares reflected in column (a), the Company could have issued the number of shares of common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. Each share of common stock issued pursuant to awards other than options or stock appreciation rights counts against the number of shares available for issuance under the Long-Term Incentive Compensation Plan as four shares.

Plan	Number of Shares	Award Types
Long-Term Incentive Compensation Plan	116,604,733	Stock options, stock, stock appreciation rights, restricted stock, restricted share rights, performance shares, performance units
Directors Stock Compensation and Deferral Plan	261,588	Stock options, stock, deferral distribution
Supplemental 401(k) Plan	1,440,516	Deferral distribution

(5)	Consists of 24,492,761 shares subject to options granted under the PartnerShares Stock Option Plan and 4,101,587 shares of common stock issuable upon distribution of deferred compensation benefits under the other plans.

(6)	Excluding shares reflected in column (a), the Company could have issued the number of shares of common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. No information is provided for the Norwest Corporation Directors’ Formula Stock Award Plan and the Norwest Corporation Directors’ Stock Deferral Plan because no future awards or deferrals may be made under those plans and because column (a) reflects all shares issuable under those plans upon payment of outstanding awards or outstanding deferred compensation benefits.

Plan	Number of Shares	Award Types
Deferred Compensation Plan for Employees	1,141,448	Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	305,667	Deferral distribution
PartnerShares Stock Option Plan	3,669,903	Stock options, stock

PartnerShares Stock Option Plan.    Under the PartnerShares Stock Option Plan, the Board of Directors, the Human Resources Committee, or a PartnerShares Committee may grant options to buy the Company’s common stock to any employee of the Company or affiliate of the Company other than employees subject to Section 16 of the Securities Exchange Act of 1934 and certain other specified categories of employees. Participants in the Long-Term Incentive Compensation Plan are generally not eligible to receive option grants under the PartnerShares Plan. The PartnerShares Committee determines, subject to the terms of the plan, the exercise price, the expiration date, and the other exercise terms of each option grant including any vesting price or vesting schedule. Under the terms of the PartnerShares Plan, the exercise price may not be less than the closing share price of the common stock as of the trading day immediately preceding the grant date and the expiration date may not be more than ten years from the grant date.

Deferred Compensation Plan for Employees.    This plan allows participants to defer receipt of salary and certain other compensation until a future year or years as selected by the participants subject to the terms of the plan. The plan administrator determines which employees of the Company and its subsidiaries will be eligible to participate in the plan for a given year. The plan administrator may delegate this authority to one or more officers of the Company. Participants in the plan can defer up to 85% of their base salary and all of their bonuses and incentive compensation. Once made, deferral elections are irrevocable. The Company treats amounts deferred by a participant as if invested in the valuation option or options selected by the participant or required under the plan, and determines the deferred compensation benefit payable to the participant based on those valuation options. The plan offers a number of valuation options, including one indexed to the Company’s common stock. For deferral years 2000 and later, participants are required to allocate at least 20% of their deferral to the Company common stock valuation option. The Company distributes amounts allocated to the common stock valuation option in shares of common stock. Participants have no direct interest in any of the valuation options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.

Non-Qualified Deferred Compensation Plan for Independent Contractors.    This plan is sponsored by WF Deferred Compensation Holdings, Inc., a wholly owned subsidiary of the Company, and allows participants to defer all or part of their eligible compensation payable to them by participating affiliates of the Company until a future year or years as selected by the participants, subject to early distribution as provided in the plan. To be eligible to participate, a person must be an independent contractor who performs qualifying investment or other financial services for a participating affiliate and must have been designated as eligible to participate in the plan by the participating affiliate. The plan sponsor treats amounts deferred by a participant as if invested in the valuation option or options selected by the participant or required under the plan, and determines the deferred compensation benefit payable to the participant based on those valuation options. The plan offers a number of valuation options, including one indexed to the Company’s common stock. Amounts allocated to the Company common stock valuation option are distributed in shares of common stock. The Company has guaranteed the obligations of the plan sponsor under the plan. Participants have no direct interest in any of the valuation options and are general unsecured creditors of the plan sponsor and the Company with respect to their deferred compensation benefits under the plan.

Norwest Corporation Directors’ Formula Stock Award Plan.    Under this plan the Company awarded shares of common stock to its non-employee directors. The plan allowed participants to defer receipt of all or a portion of their awards until a future year or years as selected by the participants subject to the terms of the plan. Participants can elect one time to defer commencement of distribution of their deferral accounts if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. Participants receive credit for dividends paid on shares of the Company’s common stock. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their deferred stock awards under the plan. No future stock awards or deferrals of stock awards are permitted under this plan.

Norwest Corporation Directors’ Stock Deferral Plan.    Under this plan a participating director could defer receipt of all or part of the annual cash retainer and meeting fees payable to the director until a future year or years as selected by the director subject to the terms of the plan. A participating director could elect distribution of his or her deferral account in a lump sum in either cash or whole shares of the Company’s common stock, or a combination of both. Alternatively, the director could elect to receive the distribution in up to ten annual installments of cash. A participant can elect one time to defer commencement of distribution of his or her deferral account if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. No future deferrals may be made under this plan.

ITEM 2—APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will also vote at the annual meeting to ratify the appointment by the Audit and Examination Committee of KPMG LLP (“KPMG”), an independent registered public accounting firm, as independent auditors of the Company and its subsidiaries for the year ending December 31, 2006. KPMG or its predecessors have examined the financial statements of the Company each year since 1931. Although the Company is not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of KPMG, the Audit and Examination Committee will consider the stockholders’ action in determining whether to appoint KPMG as the Company’s independent auditors for 2007.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of independent auditors, which is identified as Item 2 on the enclosed proxy card.

KPMG Fees

The Company incurred the fees shown in the following table for professional services provided by KPMG for 2005 and 2004:

	2005	2004
Audit Fees (1)	$17,998,000	$18,467,000
Audit-Related Fees (2)	887,000	899,000
Tax Fees (3)	10,603,000	11,982,000
All Other Fees (4)	15,000	505,000

Total	$29,503,000	$31,853,000

(1)	Audit fees principally relate to the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q, and the audit of the Company’s internal control over financial reporting. Audit fees also relate to services such as comfort letters, subsidiary and statutory audits, attest services, and consent filings.

(2)	Audit-related fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (SAS 70 audits), and consultation with management as to the accounting treatment of specific transactions.

(3)	Tax fees principally relate to the preparation of tax returns for trusts and estates of customers, other tax compliance activities, and tax planning and consultation services. Fees for the preparation of tax returns of $9.4 million and $11.1 million for 2005 and 2004, respectively, were reimbursed to the Company or paid directly by the trusts and estates for which these services were performed.

(4)	All other fees relate to regulatory advisory services.

Audit and Examination Committee Pre-Approval Policies and Procedures

The Audit and Examination Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent auditors. The Committee has adopted policies and procedures which prohibit KPMG from providing to the Company certain non-audit services and require Committee pre-approval of all audit and permissible non-audit services provided to the Company by KPMG. The Committee pre-approves on an annual basis services that are of a recurring nature. Changes in the scope of services that have been pre-approved on an annual basis are deemed to be pre-approved by the Committee provided they do not result in fee increases in excess of a relatively small amount established by the Committee. The Committee must pre-approve any scope changes resulting in fee increases in excess of this amount. New recurring services and services that are not recurring in nature are pre-approved by the Committee from time to time throughout the year. Actual fees incurred for services provided to the Company by KPMG are reported to the Committee after the services are fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the Committee considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to the Company. As part of this process, the Committee considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with the Company’s business and operations. The Committee also considers the proposed engagement in light of any other non-audit services provided to the Company by KPMG and the fees paid to KPMG for those services. The Committee requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The Committee has delegated pre-approval authority to each of two designated Committee members. Pre-approval by a designated Committee member is used only for time-sensitive engagements. Pre-approval decisions by a designated Committee member are reported to the full Committee at its next scheduled meeting.

Audit and Examination Committee Report

The Audit and Examination Committee charter, a copy of which is available on the Company’s website (www.wellsfargo.com) and included at the end of this proxy statement as Exhibit A, sets forth the Committee’s purposes and responsibilities. The eight members of the Committee are named at the end of this report. Each member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each member of the Committee is financially literate as required by NYSE rules, and that J.A. Blanchard III, Lloyd H. Dean, Enrique Hernandez, Jr., Cynthia H. Milligan, Philip J. Quigley, and Susan G. Swenson each qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting for the Company, and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing independent audits of the Company’s consolidated financial statements and the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These integrated audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present the Company’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, whether management’s assessment of the effectiveness of the Company’s internal control over financial reporting is fairly stated, and whether the Company’s internal control over financial reporting was effective as of December 31, 2005. The Committee’s responsibility is to monitor and oversee these processes.

The Committee has reviewed and discussed the Company’s 2005 audited financial statements with management. The Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including matters relating to the conduct of the audit of the Company’s financial statements. KPMG has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with KPMG that firm’s independence from the Company. Based on this review and these discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Members of the Audit and Examination Committee:

Philip J. Quigley, Chair	Reatha Clark King
J. A. Blanchard III	Cynthia H. Milligan
Lloyd H. Dean	Judith M. Runstad
Enrique Hernandez, Jr.	Susan G. Swenson

ITEM 3—STOCKHOLDER PROPOSAL REGARDING

A DIRECTOR ELECTION BY-LAW AMENDMENT

The American Federation of State, County, and Municipal Employees, 1625 L Street, N.W., Washington, D.C. 20036, which held 26,060 shares of common stock on November 16, 2005 (the “Proponent”), intends to submit a resolution to stockholders for approval at the 2006 annual meeting. The Proponent’s resolution and supporting statement are printed below.

Resolution

RESOLVED that the stockholders of Wells Fargo & Company (“Wells Fargo”) amend Section 3.6(b) of the By-Laws, which currently provides for a plurality vote standard for director elections (unless otherwise provided in the Certificate of Incorporation), to read as follows:

“Directors shall be elected by the vote of the majority of the shares represented in person or by proxy at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting.”

Supporting Statement

Currently, Wells Fargo uses a plurality voting standard for director elections, which means that the nominee who receives the most votes will be elected. Nearly all corporate director elections are uncontested; in other words, there is only one candidate for each open seat. (Harvard Law School Professor Lucian Bebchuk has estimated that there were only about 80 contested elections at U.S. public companies from 1996 through 2002.)

In uncontested situations, a plurality voting standard ensures that a nominee will be elected even if holders of a majority of shares voting exercise their right to withhold support from the nominee on the proxy card. Indeed, under plurality voting, a nominee could be elected by a single share.

Section 216 of the General Corporation Law of Delaware, where Wells Fargo is incorporated, allows a corporation to deviate from the plurality vote default standard by establishing a different standard in its charter or By-Laws. This proposal would do that by amending Wells Fargo’s By-Laws to require directors in uncontested elections to be elected by a majority of shares voting at a meeting.

We believe that a majority vote standard for director election would foster a more robust system of board accountability. Under Delaware case law, the power of stockholders over director elections is supposed to be a safety valve that justifies giving the board substantial discretion to manage the corporation’s business and affairs. Requiring a nominee to garner majority support among stockholders—thus giving stockholders’ withhold votes real meaning—would help restore this safety valve.

We believe Wells Fargo stockholders would benefit from increased accountability. The Corporate Library recently gave Wells Fargo’s board an F for overall effectiveness, board composition, and CEO compensation practices. At the 2005 annual meeting, holders of over 30% of shares voted withheld support from two Wells Fargo directors.

A growing number of stockholders support a majority vote standard for director elections. The Council of Institutional Investors recently adopted a new policy in favor of it. At approximately 60 annual meetings in spring 2005, support for proposals urging a majority vote standard averaged 44%, with 16 proposals receiving majority support (source: Institutional Shareholder Services).

We urge stockholders to vote FOR this proposal.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 3 on the enclosed proxy card, because the Company has already adopted a director voting policy that, as described below, requires a director who receives a majority of withheld votes to tender his or her resignation for consideration by the Board and because the occurrence of a “failed election” as to one or more nominees could be problematic under Delaware law and have other serious negative consequences to the Company.

We believe the proposed By-Law amendment is unnecessary in light of Corporate Governance Guidelines adopted by the Company. Under these guidelines, a nominee in an uncontested election who is elected by plurality vote but who receives a greater number of votes “withheld” from election than votes “for” election must promptly tender his or her resignation for consideration by the Board’s Governance and Nominating Committee, which then recommends to the Board whether to accept or reject the resignation. In deciding what action to recommend, the Committee will consider the stated reasons for the withheld votes, the length of service and qualifications of the nominee, and the nominee’s contributions to the Company. In deciding what action to take, the Board will consider these and other factors it deems relevant. The nominee in question will be excluded from participating in the Committee and Board deliberations. The Board must act on the resignation within 90 days following the date of the stockholders’ meeting at which the election occurred, and the Company will promptly disclose the decision of the Board and the process followed by the Board in reaching that decision in a Form 8-K filed with the SEC. The Corporate Governance Guidelines can be found on the Company’s website, www.wellsfargo.com (select “About Wells Fargo,” then “Corporate Governance”).

In addition to being unnecessary, we believe the proposed By-Law amendment could be problematic under Delaware law if there is a failed election as to one or more nominees. Under Delaware law, a director serves until a successor is elected or the director resigns. If an incumbent director in an uncontested election fails to receive the required majority vote, the director, even though not elected by stockholders, would remain—or “holdover”—on the Board indefinitely until a successor is elected by majority vote of stockholders at a subsequent meeting or the director resigns. The holdover director would have the same rights and powers as an elected director. The Board would not have the power under Delaware law to remove the director or force the director to resign. Even if the director were to resign, the Board, not stockholders, would fill any vacancy. We do not believe this would improve Board accountability or give stockholders more say in the selection of directors than under the current standard.

A failed election as to one or more director nominees could have other undesirable consequences for the Company. As a company listed on the NYSE, the Company must comply with listing standards that include requirements for maintaining independent directors and directors with particular qualifications or expertise. The failure to elect a particular nominee, depending on the independence and qualifications of the remaining directors, could impair the Company’s ability to comply with those listing standards. It could also result in the loss of a key Board member such as the Company’s Chief Executive Officer or the chair of the Board’s Audit and Examination Committee. Moreover, the failure to elect the Company’s Chairman would be problematic under the Company’s By-Laws, which require the Chairman to be a member of the Board.

Because of the potential negative consequences of a failed election, including the holdover director problem, the American Bar Association (ABA) Committee on Corporate Laws has recommended against changing the Model Business Corporation Act (Model Act) to make majority voting the default standard for electing directors. The Model Act provides the basis for most state corporate laws and, like Delaware law, establishes plurality voting as the default standard in director elections and provides that directors continue to serve until their successors are elected or they resign. The ABA committee has proposed for public comment a number of statutory changes to the Model Act to address the holdover problem and enable companies to avoid other undesirable consequences of a failed election. We believe the ABA committee’s analysis of the legal issues involved in changing to a majority voting standard shows clearly the inadvisability of adopting the proposed mandatory By-Law amendment in the absence of similar changes to Delaware law.

We will continue to monitor the progress of the ABA committee, and we will carefully consider its final recommendations in deciding whether additional changes to the system currently used to elect Company directors would be in the best interests of stockholders. However, even if the Model Act were amended as proposed, statutory changes to Delaware law would still be required to address the director holdover problem and other potential negative consequences of the proposed mandatory By-Law amendment. Until such time, we believe the Company’s current plurality voting standard, together with the director voting policy described above, is preferable to the proposed By-Law amendment because it imposes meaningful consequences on a nominee who receives a majority of withheld votes but without the potential negative consequences of a failed election. The current system also gives the Board the flexibility to consider the nominee’s particular qualifications and expertise in order to maximize the effectiveness of the Board and to ensure that the Company does not fail to comply with listing standards governing the composition of the Board and its committees. By contrast, the proposed By-Law amendment would not provide the flexibility to avoid the negative consequences of a failed election.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

ITEM 4—STOCKHOLDER PROPOSAL REGARDING

SEPARATION OF BOARD CHAIR AND CEO POSITIONS

Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, who held 19,377 shares of common stock on November 15, 2005 (the “Proponent”), intends to submit a resolution to stockholders for approval at the 2006 annual meeting. The Proponent’s resolution and supporting statement are printed below.

Resolution

That the shareholders of WELLS FARGO & COMPANY request their Board of Directors to establish a policy of separating the roles of the Chairman of the Board and the Chief Executive Officer (or President) whenever possible, so that an independent director who has not served as an executive officer of the Company serves as the Chairman of the Board of Directors.

The proposal shall not apply to the extent that complying would necessarily breach any contractual obligations in effect at the time of the 2006 annual meeting.

Supporting Statement

The primary purpose of the Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including the Director serving as President and Chief Executive Officer. The Proponent believes that the separation of the roles of Chairman and CEO will promote greater accountability to shareholders of our Company.

Despite the strong and stated opposition of a requirement for “expensing” the value of stock options by our Chairman, shareholders overwhelmingly supported this Proponent’s proposal to do so in the 2003 and 2004 annual meetings. In the meeting held in 2004, owners of 732,496,831 shares worth $41,818,244,082 were voted in its favor.

Our Board waited out the possible, but inevitable, enactment or regulations which require this as of June 15, 2005.

The Proponent believes that an independent Board Chairman would have followed approved governance practices and required a more punctual enactment by the Board of Directors.

Many respected institutional investors support the proposed separation. CalPER’s Corporate Core Principles and Guidelines state: “the independence of a majority of the Board is not enough” and that “the leadership of the Board must embrace independence, and it must ultimately change the way in which directors interact with management.”

In order to ensure that our Board can provide the strategic direction for our Company with greater independence and accountability, please vote “FOR” this proposal.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 4 on the enclosed proxy card, because the Board believes it is not in the best interests of the Company and its stockholders to restrict the Board’s ability to choose the director best suited to serve as the Chairman of the Board.

The Board agrees with the Proponent that one of the primary functions of the Board of Directors is to provide independent oversight of management. However, the Board believes that effective oversight is best accomplished through the composition of the entire Board and its committees, not by forcing a separation of the roles of the Chairman of the Board and the Chief Executive Officer. As of the date of this proxy statement, 15 of the 16 members of the Board are independent directors as determined in accordance with NYSE rules and the Company’s categorical standards of independence. The Chairman of the Board has no greater or lesser vote on matters considered by the Board than any other director, and each director is an equal participant in the major strategic and policy decisions of the Company. Moreover, all directors, including the Chairman of the Board, are bound by fiduciary obligations to act in a manner they believe to be in the best interests of the Company and its stockholders; separating the offices of Chairman of the Board and Chief Executive Officer would not augment or diminish these duties. The independent directors normally meet in executive session—without the Chief Executive Officer or any other Company employee present—following each regularly scheduled Board meeting. The Chair of the Governance and Nominating Committee serves as the “lead” director during executive sessions. In addition, each of the five standing Board committees, including the Audit and Examination Committee, the Human Resources Committee, and the Governance and Nominating

Committee, are comprised solely of independent directors, and each of the committees meets regularly in executive session without management present. As noted in the Company’s Corporate Governance Guidelines, Board members have complete access to management and outside advisors. Accordingly, the Board does not believe that a mandatory separation of the positions of Chairman of the Board and Chief Executive Officer is necessary to achieve effective independent oversight.

The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The Governance and Nominating Committee of the Board of Directors and the Board do not believe such a separation is necessary or desirable for the Company and its stockholders at the present time. However, consistent with good corporate governance principles, the Governance and Nominating Committee will continue to periodically review this issue to see whether, based on the relevant facts and circumstances at such future times, separation of these offices or establishment of a lead director position would serve the best interests of the Company and its stockholders.

The Proponent apparently believes that if the Company had had an independent Chairman of the Board during 2003 and 2004, the Company would have adopted accounting standards providing for the expensing of stock options effective prior to the effective date mandated by the Financial Accounting Standards Board (FASB). Even without an independent Chairman, however, the Board responded to the Proponent’s 2003 and 2004 proposals, which requested, but did not require, the Company to expense stock options, by giving full consideration to the matter at a number of meetings, both before and after stockholder approval. The Board believes that its determination that the Company and its stockholders would be better served by waiting until a final ruling by the FASB was justified since the FASB significantly changed its proposed guidance on stock option expensing during the course of developing a final standard. If the Company had voluntarily elected to expense stock options based on prior guidance, the Company would have made decisions different than those made in light of the final standard, which we believe may have negatively impacted the Company’s stockholders and team members.

The Company’s corporate governance structure, with its strong emphasis on independence, makes it unnecessary to have an absolute requirement that the Chairman of the Board be an independent director. The Board of Directors values its flexibility to select, on a case-by-case basis, the style of leadership best able to meet the Company’s and stockholders’ needs based on the individuals available and circumstances present at the time. The adoption of a policy to mandate the separation of the roles of Chairman of the Board and Chief Executive Officer would limit the Board’s ability to select the director best suited to serve as Chairman of the Board based on then relevant, Company-specific facts, circumstances and criteria, and would impose an unnecessary restriction on the Board of Directors that is not in the best interests of the Company and its stockholders.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

ITEM 5—STOCKHOLDER PROPOSAL REGARDING

DIRECTOR COMPENSATION

The Catholic Equity Fund, 1100 West Wells Street, Milwaukee, Wisconsin 53233-2332, which held 5,940 shares of common stock on November 11, 2005; Christus Health, 2600 North Loop West, Houston, Texas 77092, which held 20,800 shares of common stock on November 14, 2005; Unitarian Universalist Association of Congregations, 25 Beacon Street, Boston, Massachusetts 02108, which held 3,000 shares of common stock on November 16, 2005; and Benedictine Sisters of Mount St. Scholastica, 801 South 8th Street, Atchison, Kansas 66002, which held 1,382 shares of common stock on November 16, 2005 (collectively, the “Proponents”), intend to submit a resolution to stockholders for approval at the 2006 annual meeting. The Proponents’ resolution and supporting statement are printed below.

Supporting Statement and Resolution

WHEREAS:

Excessive CEO pay is now a matter of national concern and debate. We believe that any board that pays excessive CEO compensation fails in one of its most important duties. There is evidence that directors who enjoy high director compensation are more likely to pay excessive CEO compensation and that high director pay coupled with high CEO pay correlates with underperformance of the company. (Note 1) We believe that many employees regard excessive CEO compensation as a breach of trust and demeaning of their value as employees and human beings. We believe that directors who recommend excessive CEO pay packages should be held accountable. One way to do this is to allow shareholders to vote on the directors’ compensation.

There are indications that our Board has not paid sufficient attention to CEO compensation:

1.	In 2004, the CEO’s total compensation was $29.7 million or $52.1 million, depending on whether total compensation includes the value of options granted in 2004 or instead gains from the exercise of stock options in 2004. (Note 2) The average total compensation for CEOs of 367 leading corporations was $11.8 million. (Note 3)

2.	Evaluating CEO pay relative to shareholder return on a scale of one to five, Business Week rated the company a one, the worst rating. (Note 4)

3.	Forbes ranked the Company 138th worst out 189 companies in its measure of CEO performance versus CEO pay. (Note 5)

RESOLVED, the shareholders request the following of the board:

1.	Annually ask the shareholders to approve every future compensation package for non-employee directors, excluding any element to which the Company is contractually bound as of the end of the 2006 annual meeting.

2.	In its submission, identify every benefit and perquisite of serving as a director that involves an expenditure or use of Company assets, including contributions to charities of particular interest to the director.

3.	If the package receives at least half of the shareholder votes cast, make the package effective as of the effective date specified in the submission. If the package fails to receive at least half of the shareholder votes cast, leave the existing non-employee director compensation package in effect until the shareholders approve a different one.

NOTES

1.	See Lucian Bebchuk and Jesse Fried, Pay Without Performance: The Unfulfilled Promise of Executive Compensation, Harvard University Press (2004), and Ivan E Brick, Oded Palmon, and John K. Wald, CEO Compensation, Director Compensation, and Firm Performance: Evidence of Cronyism?, http://www.personal.psu.edu/faculty/j/k/jkw10/jcf_052705.pdf (May 25, 2005).

2.	2005 Proxy Statement

3.	Sarah Anderson et al., Executive Excess 2005—12th Annual CEO Compensation Survey, http://www.faireconomy.org/press/2005/EE2005_pr.html (total includes options exercised but not options granted).

4.	Business Week, April 18, 2005.

5.	Forbes, http://www.forbes.com/static/execpay2005/efficiency_126.html.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 5 on the enclosed proxy card. We believe adoption of the proposal would significantly impair the Company’s ability to attract and retain non-employee (or “outside”) directors with the management and leadership skills and financial expertise necessary for the Company’s long-term success. By requiring the Board to submit any change in outside director compensation to stockholders for approval, the proposal would restrict the Board’s flexibility to timely and appropriately adjust director compensation to reflect changing market conditions, putting the Company at a competitive disadvantage in attracting and retaining qualified directors. We also believe the proposal is not sufficiently specific in what it is asking the Board to do for us to effectively implement it.

There is a limited pool of candidates who have the skills and expertise necessary to serve on the board of a company of our size and complexity. As of December 31, 2005, the Company was the fifth largest bank holding company in the United States, with $482 billion in assets and over 153,000 team members serving more than 23 million customers from more than 6,200 stores and the internet across North America and elsewhere internationally. The Company ranked among the top 20 Fortune 500 companies in profitability, market value and stockholder equity as well as 52nd in revenue, based on 2004 data. The Board has determined that to be eligible for nomination as a director of the Company, a candidate must have (i) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization; (ii) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; and (iii) a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Recent legislation and regulatory mandates have increased the time commitment, responsibilities and potential liability of directors, making it more difficult to recruit qualified candidates.

We believe the current process used to set director compensation ensures that the Company can continue to effectively compete with its peers for the best available board talent. Director compensation is benchmarked against the same select group of other large, publicly traded financial services companies used by our Human Resources Committee to help determine compensation for the Company’s executive officers, including the Chief Executive Officer. Each year, the Governance and

Nominating Committee compares compensation paid to the Company’s directors with compensation paid to directors of the peer group. Any changes in Board compensation are made at the recommendation of the Governance and Nominating Committee and are subject to approval by the entire Board. Based on proxy statements filed in 2005, the median annual cash retainer for the peer group was $64,000 (compared to $65,000 for the Company), the median board/committee meeting fee for the peer group was $1,500 (compared to $1,600 for the Company), and the median value of stock awards for the peer group was $120,500 (compared to stock options of $57,000 and stock awards of $65,000 for the Company). For more information on compensation paid to the Company’s outside directors see “Director Compensation” on page 23 of this proxy statement.

In support of their proposal, the Proponents assert that the compensation paid to the Company’s Chief Executive Officer has been too high relative to stockholder return. We believe the facts do not support this assertion. As the table below shows, based on information derived from Bloomberg and assuming reinvestment of dividends, the Company has achieved a total annual return to stockholders for each of the five-, ten-, fifteen-, and twenty-year periods ended December 31, 2005 that has consistently outperformed the S&P 500 Index over the same periods.

Long-Term Performance

Total Annual Return

	Wells Fargo	S&P 500
5 Years	5%	0.5%
10 Years	17%	9%
15 Years	21%	11%
20 Years	21%	12%

The Company’s performance has been recognized by Forbes magazine, which ranked it as one of America’s best managed companies overall in its Platinum 400 listing for 2005. For the second year in a row, Institutional Investor magazine named the Company’s Chief Executive Officer as the best large bank CEO in its annual survey of America’s best CEOs. In addition, Wells Fargo Bank continues to be the only bank in the United States to enjoy the highest possible credit rating, “Aaa,” from Moody’s Investors Service. We believe the long-term stockholder returns and other performance achievements noted above validate the methodologies used to compensate the Company’s outside directors and Chief Executive Officer.

In addition to impairing the Company’s ability to attract and retain the best available board talent, the proposal would be difficult to implement because critical concepts are not explained and can be interpreted in multiple ways. For example, the proposal seeks annual stockholder approval of “every future compensation package.” Would this require approval of director compensation each year even if the amount of compensation will not change from the prior year? Would it require approval each year of a plan that provides for annual stock awards according to a fixed formula—even though the amount of stock compensation will not change—or just when the plan is adopted? Implementing the proposal would also require identification of “charities of particular interest to the director.” What connection would be required to satisfy this standard? Would it be as significant as serving as a director or trustee of the charity or could it be as simple as making a contribution during the director’s lifetime, regardless of the amount or recentness of the contribution? In 2005, the Company contributed $95.2 million to more than 15,000 non-profit organizations. Would the Company be required to make these factual determinations as to each director for each of these organizations? Given the complexity of these issues, and the lack of guidance in the proposal on how the Board should address them, the proposal is too unclear to implement effectively.

We believe the Board must have the flexibility to offer director compensation that is competitive with compensation paid by comparable companies and that aligns the interests of directors with those of stockholders in maximizing stockholder value. We believe the proposal would significantly restrict this flexibility, and in light of its vagueness described above, cannot be implemented. For these reasons, the proposal would not be in the best interests of stockholders.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

I TEM 6—STOCKHOLDER PROPOSAL REGARDING

A REPORT ON HMDA DATA

Northstar Asset Management, Inc., P.O. Box 301840, Boston, Massachusetts 02130, which held 5,000 shares of common stock on November 15, 2005; Timothy P. Plenk, 21 Berkeley Street, Cambridge, Massachusetts 02138, who held 100 shares of common stock on November 15, 2005; The Needmor Fund, 42 South St. Clair Street, Toledo, Ohio 43602, which held 1,000 shares of common stock on November 15, 2005; Amnesty International USA, 322—8th Avenue, New York, New York 10001, which held 500 shares of common stock on November 17, 2005; Margaret R. Rosenkrands, 1138 Lariat Loop, #203, Ann Arbor, Michigan 48108, who held 128 shares of common stock on November 16, 2005; Margaret R. Thompson, 712 South Elam Avenue, Greensboro, North Carolina 27403, who held 55 shares of common stock on November 17, 2005; and Unitarian Universalist Service Committee, 130 Prospect Street, Cambridge, Massachusetts 02139-1845, which held 700 shares of common stock on November 17, 2005 (collectively, the “Proponents”), intend to submit a resolution to stockholders for approval at the 2006 annual meeting. The Proponents’ resolution and supporting statement are printed below.

Supporting Statement and Resolution

WHEREAS, there are wide disparities between the interest rates charged to African-American and Latino families compared to white families, according to Home Mortgage Disclosure Act data filed by lending institutions.

According to the Federal Reserve 32.4% of conventional first mortgages to African-American borrowers were “high-cost” versus just 8.7% of similar loans to white borrowers. The Federal Reserve defines “high cost” as an annual percentage rate (APR) of 3% above a comparable Treasury security on a first mortgage and 5% above a comparable Treasury security on a second mortgage. African-American families are 3.7 times more likely than white families to receive a high-cost mortgage, raising their cost of homeownership.

Even after adjusting for such factors as income levels of borrowers, location, loan amounts, and type of lender, unexplained disparities remain in the Federal Reserve’s analysis: African-American home borrowers receive high cost loans 15.7% of the time; Latino borrowers 12.2% of the time, and white borrowers 8.7% of the time.

Racial disparities in Wells Fargo’s HMDA data are also pronounced. Of Wells Fargo’s conventional first-lien mortgages (unadjusted for income, location, loan size, and lender type), high-

cost loans made up 29.5% of the loans to African-Americans, 12.6% of the loans to Latinos, and 7.6% of the loans to whites. African-Americans were 3.9 times more likely than whites to receive a high-cost loan and Latinos were 1.7 times more likely than whites.

In April 2005, New York Attorney General Eliot Spitzer asked Wells Fargo and three other large banks for information on loan conditions and credit scores as he investigated whether the racial disparities in high-cost loans violated state laws. According to Spitzer, Wells Fargo’s African American customers in New York were three times more likely than whites to receive high-cost loans, at JPMorgan Chase and Citigroup, the disparity was 2-to-1, and at HSBC, 1.5-to-1. (Source: Washington Post 6/25/2005.) Rather than comply with Spitzer’s request, Wells Fargo joined others in successfully suing the Attorney General arguing that he had no jurisdiction over a federally chartered bank.

Shareholders request that the Board of Directors prepare a special report, providing explanations of racial and ethnic disparities in the cost of loans provided by the Company. The report shall discuss the following questions:

1)	How does Wells Fargo explain the racial and ethnic disparities pertaining to high-cost mortgages revealed in the Company’s Home Mortgage Disclosure Act data?

2)	Does Wells Fargo believe that the Company’s racial and ethnic disparities in high-cost loans affect the home affordability or wealth-building benefits of homeownership for their minority customers?

3)	Does Wells Fargo believe some of these disparities are explained by the racial wealth divide prevalent in the United States? If so, what does Wells Fargo believe can be done to lessen this divide?

This report, prepared at reasonable cost and omitting proprietary information, shall be available to all shareholders, upon written request, no later than September 30, 2006.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 6 on the enclosed proxy card. For the reasons discussed in more detail below, the report requested by the Proposal is unnecessary. The Company is subject to extensive fair lending laws and regulations and has policies and procedures in place to help ensure that it meets or exceeds its obligations under these laws and regulations. The Company has already explained the differences in pricing in its Home Mortgage Disclosure Act (“HMDA”) data on its website. When pricing a loan, the Company considers the credit risks associated with the loan, not the race or ethnicity of the borrower. Although these risk factors are largely not included in the Company’s 2004 HMDA data, they explain virtually all of the differences in pricing between loans that are reportable under HMDA and those that are not. Finally, the scope of the proposed report is inappropriate, since it asks the Company to comment, not on any specific business issue or risk relevant to stockholders that may be raised by the reported HMDA data, but on fundamental social and economic issues that only society as a whole can address.

The HMDA requires most mortgage lenders to report certain interest rate spreads on loans that exceeded specific thresholds set by the Federal Reserve Board. Mortgage lenders must report the difference between the annual percentage rate of interest (“APR”) on loans made and the interest rate on Treasury securities of comparable maturities (referred to as the “interest rate spread”) for those loans where this spread was three percentage points or greater for first-lien loans, or five percentage points or greater for second-lien loans. To help our stockholders and the public at large understand the HMDA and the Company’s HMDA data, the Company has published its “Frequently Asked Questions About HMDA” (the “HMDA FAQ”) on its website, which answers the Proponents’ questions about the Company’s 2004 HMDA data. Stockholders may view the HMDA FAQ at www.wellsfargo.com under “About Wells Fargo,” by selecting “HMDA FAQ” under “Responsible Lending.”

The HMDA FAQ on the website directly responds to the Proponents’ question “How does Wells Fargo explain differences in pricing revealed in its HMDA data?” raised in their proposal. As stated in that FAQ, HMDA data does not reflect a number of significant risk factors the Company considers when pricing a mortgage loan and thus provides an incomplete view of the Company’s pricing decisions. Pricing on the Company’s loans is driven by a customer’s complete financial situation and credit history (e.g., credit score, overall level of indebtedness, previous bankruptcy or foreclosure, the number of 30-day late mortgage payments in the last 24 months, collection problems in credit history, judgments or other problems reflected in public records), as well as the type, features and purpose of the loan (such as loan-to-value ratio, which is the ratio of the loan amount to the value of the property securing the loan) and the type of property involved. Customers with a good credit history, lower overall debt levels, and fewer risks associated with their loan and property types present a smaller risk of default and typically pay lower rates. Differences in price indicated by HMDA data are thus driven by differences in a number of risk and loan factors, not by race or ethnicity. Although most of these factors are not reflected in published HMDA data, they explain virtually all of the differences in pricing between the Company’s loans that are reportable under HMDA and those that are not.

The vast majority of the loans included in the Company’s 2004 HMDA data had interest rates that were less than the interest rate spread thresholds. This was true overall, as well as for people of color, for low- and moderate-income borrowers, and for borrowers in low- and moderate-income neighborhoods. Of the approximately 885,000 loans in the Company’s 2004 HMDA data, only about 83,000 (or 9%) were priced above the reportable threshold. These 83,000 loans involved higher risks, but these risk factors, as discussed above, are by regulation not included in the Company’s HMDA data. In addition, seven out of every eight loans to people of color (or 87%) had APRs below the threshold, and five out of every six loans to low- and moderate-income borrowers (or 83%) had APRs below the reportable thresholds. Moreover, the Company and its subsidiaries have originated more mortgage loans to people of color, to low- and moderate-income customers and in low- and moderate-income neighborhoods than any other lender over the last four years. Indeed, the Company’s success in reaching these borrowers is consistent with the intent of the federal regulatory structure and the expressly stated expectations of the Company’s federal regulators.

Furthermore, the Company’s obligation to comply with federal fair lending laws and regulations already subjects it to extensive governmental oversight about its mortgage lending policies and practices, all of which information has been published and is readily available from official federal government and other sources. The Federal Reserve Board’s published analysis of the 2004 HMDA data also suggests that credit-related factors not found in HMDA data may explain the differences in prices between minority and non-minority groups, and has therefore cautioned the public that HMDA data cannot be used to draw conclusions about the fairness of the activities of any lender. The Company has included in its HMDA FAQ information about the Federal Reserve Board’s analysis of HMDA data and also how stockholders and the public can find this and other analyses of this data.

The Company is committed to equal access to credit for all. We do not tolerate prohibited discrimination against, or unfair treatment of any customer. Our commitment to our customers and the communities in which we do business was recently acknowledged by the Office of the Comptroller of the Currency when it gave Wells Fargo Bank an “outstanding” Community Reinvestment Act rating—the highest available. The Company’s policies and proprietary control processes governing credit underwriting and pricing are designed to help ensure that the Company meets or exceeds the requirements of applicable fair lending laws and regulations, including the Equal Credit Opportunity Act and the Fair Housing Act, which prohibit discrimination in the terms and conditions of credit, including pricing, on prohibited bases such as race or national origin. Moreover, we, along with our regulators, regularly review and monitor the adequacy of these controls.

The Company, through its existing disclosures, including the HMDA FAQ, has already publicly responded to the issues this report would purport to address. The Board therefore believes that the special report requested by the Proposal would not result in a significant improvement to the extensive information that is currently available to stockholders about the Company’s loan pricing practices.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

STO CKHOLDER INFORMATION

FOR FUTURE ANNUAL MEETINGS

Stockholder Proposals for 2007

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of stockholders in 2007 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Chairman and Chief Executive Officer at 420 Montgomery Street, San Francisco, California 94104 or by the Company’s Senior Vice President and Secretary, Laurel A. Holschuh, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479 no later than November 17, 2006.

Advance Notice Procedures

Under the Company’s By-Laws, a stockholder who wishes to nominate an individual for election to the Board directly, or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The stockholder must be a stockholder of record as of the date the notice is delivered. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The notice must be delivered not earlier than 150 days, and not later than 120 days, before the first anniversary of the preceding year’s annual meeting to the Company’s Chief Executive Officer and Secretary as follows: Richard M. Kovacevich, Chairman and Chief Executive Officer, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104 and Laurel A. Holschuh, Senior Vice President and Secretary, MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. The Chairman, or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has not been properly brought before the meeting in accordance with the Company’s By-Laws. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures a stockholder must follow to submit a nominee for consideration by the Governance and Nominating Committee of the Board for recommendation to the Board for election as a director described under “Director Nominations—Director Nominations from Stockholders to the Committee” on page 14 of this proxy statement and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8.

EXHIBIT A

WELLS FARGO & COMPANY

CHARTER OF THE AUDIT AND EXAMINATION COMMITTEE

PURPOSES

The purposes of the Committee are to assist the Board of Directors in fulfilling its responsibilities to oversee Company policies and management activities related to accounting and financial reporting, internal controls, auditing, operational risk and legal and regulatory compliance; the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to stockholders; and the qualifications and independence of the outside auditors and the performance of internal and outside auditors; to prepare the Committee report included in the Company’s annual proxy statement in accordance with SEC rules; to perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company; and to perform the functions of a fiduciary audit committee required by 12 C.F.R. §9.9 for national bank subsidiaries of the Company that have fiduciary powers.

While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not providing any expert or special assurance as to the Company’s financial statements, internal controls, or any professional certification as to the outside auditors’ work, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Company’s Code of Ethics and Business Conduct.

MEMBERSHIP AND ACTION BY COMMITTEE

The Committee is comprised of a minimum of three members. Committee members are appointed by the Board on the recommendation of the Governance and Nominating Committee and may be replaced by the Board. Committee members shall meet all applicable independence and experience requirements imposed by statute, the New York Stock Exchange, and any applicable regulatory authority. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Committee meets regularly at least seven times per year. Special meetings may be called in accordance with the By-Laws or resolutions adopted by the Board. The presence of a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the acts of a majority of the members of the Committee at a meeting at which a quorum is present shall be the acts of the Committee. The Committee may, in its discretion, delegate all or a portion of its authority to individual Committee members or to subcommittees.

AUTHORITY AND RESPONSIBILITIES

In fulfilling its oversight role, the Committee provides a vehicle for communication between the directors and the outside auditors, the internal auditors, financial management and the Compliance and Enterprise Risk Management Group, and establishes a forum for an open exchange of views and information. The Committee will meet periodically with management, the internal auditors, and the outside auditors in separate executive sessions. The outside auditors shall report directly to the Committee. The Committee shall make reports to the Board summarizing the matters reviewed and actions taken at each Committee meeting.

In carrying out its oversight function, the Committee is responsible for conducting the following activities:

Integrity of Financial Reporting

1.	Financial Reporting Generally. Meet to review and discuss, prior to filing, the annual audited financial statements and quarterly financial statements with management and the outside auditors, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Discuss with the outside auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied to its financial reporting and receive from the outside auditors their report on alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of such alternatives, and the treatment preferred by the outside auditors. Receive other material written communications between the outside auditors and management, including any management letter or schedule of unadjusted differences and other disclosures as required by SAS 61, as modified or supplemented, updates of which materials may be received during the year by the Committee chair. Review with management and the outside auditors the basis for their reports issued under 12 C.F.R. Part 363. Discuss with management and the outside auditors the financial effects of regulatory and accounting initiatives as well as off-balance sheet structures. Review disclosures to the Committee by the CEO and CFO during their certification of the Company’s Forms 10-K and 10-Q regarding any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting and any fraud involving any employees who have a significant role in the Company’s internal controls over financial reporting. Discuss any issues deemed significant by the outside auditors related to the Company’s financial results prior to the filing of the Company’s Forms 10-K and 10-Q. Resolve any disagreements between management and the outside auditors regarding financial reporting.

2.	Appropriate Response. Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, results of operations and accuracy of the Company’s financial statements, such as unacceptable control conditions, deviations from policy, high uninsured risks, non-compliance with federal and state laws, and legal actions.

3.	Inclusion of Audited Financials in 10-K. Recommend to the Board whether to include the audited financial statements in the Company’s Form 10-K.

4.	Other Public Communications. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Oversight of Auditors

5.	Retention; Approval of Services. Select, evaluate, and, where appropriate, replace the outside auditors. In addition to assuring the regular rotation of the lead audit partner as required by law,

also review and evaluate the lead audit partner and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the firm. Exercise sole authority to approve all audit engagement fees and terms as well as all significant non-audit engagements of the outside auditors, to be approved in advance to the extent and in the manner required by law; provided, however, that such engagements may be approved between Committee meetings by the Committee chair or individual Committee members designated by the Committee.

6.	Auditor Independence. Review at least annually reports regarding non-audit activities of the outside auditors and related fees, and any other disclosures required by Independence Standards Board Standard No. 1, as modified or supplemented. Discuss with the outside auditors any relationships, services or other factors or considerations that may impact their objectivity and independence. The Committee shall present its conclusions with respect to the independent auditor to the Board.

7.	Evaluation of Quality Controls. At least annually, obtain and review a report by the outside auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the outside auditors and the Company.

8.	Conduct of Audit. Receive from the outside auditors on a timely basis their report of all critical accounting policies and practices to be used in the audit. Meet with the outside auditors and the Chief Auditor prior to the audit to review their planning and staffing for the audit and the adequacy of their resources in light of the scope of their work. In the course of the audit, inquire of the outside auditors as to any difficulties encountered, including any restrictions on the scope of activities or access to required information, any disagreements with management, and management’s response. Obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. §78j-1). To the extent deemed necessary or appropriate by the Committee, discuss with the outside auditors any communications between the audit team and the firm’s national office respecting auditing or accounting issues presented by the engagement as well as matters of audit quality and consistency.

9.

Internal Audit Oversight. Discuss with the Chief Auditor at the beginning of the year the budget (including principal line items) and staffing required for the annual audit plan to be implemented by the internal audit function, the risk assessment methodology used in preparing the audit plan, the adequacy of their resources (including staff levels and turnover rates), and the appropriateness of their access within the Company to perform their work. Review at least quarterly with the Chief Auditor, and responsible business line managers as necessary, reports of significant deficiencies and significant open issues arising out of internal and external audits, corrective actions taken or in progress and an appropriate schedule for resolving such open matters in light of the risk presented. Also review out-of-cycle internal audits and the timely issuance of internal audit reports. Discuss with the Chief Auditor the internal auditors’ evaluation of internal controls. Receive from the Chief Auditor an annual self-assessment of the performance of the internal audit function and an analysis of its ability to discharge its responsibilities. Initiate and finally approve the appointment and replacement of the Chief Auditor; evaluate and communicate to the Chief Auditor his or her performance; and approve the Chief Auditor’s base compensation, adjustments and incentive compensation. The Chief Auditor, together with the internal audit function, shall report functionally to the Committee and administratively to the Chief Executive Officer, as described in Practice Advisory 1110-2 of the Institute of Internal Auditors.

Compliance with Legal, Regulatory Requirements and Company Policies

10.	Regulatory Oversight. Review regulatory examination reports and letters addressed to the Board. Receive at least quarterly summaries of examination reports and other communications from regulators, including areas of criticism or less-than-satisfactory ratings, and a corrective action program and timetable. Meet with regulators, as a Committee or individually on behalf of the Committee, when requested by regulators or deemed necessary or appropriate by the Committee.

11.	Compliance and Risk Management Oversight. Review at least quarterly with the head of the Compliance and Enterprise Risk Management Group the enterprise-wide compliance risk management program, the general condition of compliance in the Company, common issues across business lines, significant violations of statutes and regulations (including those relating to safety and soundness) with corrective actions and schedules for resolution, the reputation risks of significant compliance exposures and other high-risk concerns. The head of Compliance and Enterprise Risk Management shall prepare a report for the purpose of this review which shall be previewed by responsible business line managers. Review as necessary with responsible line management the schedule for resolving any compliance issues not satisfactorily resolved by management. The head of Compliance and Enterprise Risk Management shall notify the Committee chair of significant regulatory issues that arise between Committee meetings. Review annually, at the level of both business line and enterprise, the compliance budget, expenditures and staffing. Review annually the proposed budget and staffing of the Compliance and Enterprise Risk Management Group for the coming year.

12.	Legal. Review at least quarterly with the Company’s General Counsel significant pending laws and regulations, emerging legal trends and legal matters that may have a material impact on the financial statements, and any material correspondence, reports or inquiries received from and investigations by regulators or governmental agencies.

13.	Internal Reports. Review periodically internal reports and management actions to address issues related to material financial exposures, insurance coverage and premiums, uninsured risks and bonding losses.

14.	Accounting and Auditing Complaints. Oversee the policy and procedures adopted by the Committee regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by employees of their concerns regarding such matters.

15.	Company Policies. Approve the Company’s hiring policies regarding employees and former employees of the outside auditors, and review significant audit and compliance policies and significant updates at least annually. Discuss significant changes in and significant exceptions to the Company’s policies related to:

•	Processes for risk assessment and management, including business continuity planning;

•	Internal controls;

•	Compliance;

•	Operational risk;

•	Accounting, auditing and financial reporting; and

•	Ethical behavior of employees.

16.	Committee Report. Include in the Company’s annual proxy statement the Committee report required by the rules of the Securities and Exchange Commission.

17.	Bank Audit Committee. Perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company and act as a fiduciary audit committee in accordance with 12 C.F.R. §9.9 on behalf of the national bank subsidiaries of the Company that have fiduciary powers.

18.	Basel II. To facilitate compliance with requirements arising out of the Basel II Capital Accord, oversee the formulation of policies and guidelines for measuring, reporting and analyzing operational risk and for the calculation of operational risk capital; monitor the development of and receive reports from an enterprise-wide, independent operational risk function; and monitor any financial reporting or other required disclosures arising out of the Basel II Capital Accord.

COMMITTEE CHARTER AND PERFORMANCE EVALUATION

The Committee shall review and assess the adequacy of this Charter annually. The Committee may recommend amendments to this Charter at any time and submit amendments for approval to the Board. The Committee shall also conduct an annual performance evaluation of the Committee and consider and, as appropriate, take action on issues arising out of it.

COMMITTEE RESOURCES

In discharging its oversight responsibilities, the Committee is authorized to retain and obtain advice from legal, accounting, or other experts or consultants at its discretion and at the Company’s expense without prior permission of the Board of Directors or management.

CCM4521

[GRAPHIC]

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALIFORNIA 94104

2006 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 25, 2006

1:30 p.m., Pacific time

ACCESS PROXY MATERIALS BY INTERNET

If you consented to access the annual report and proxy statement electronically, please go to the following internet addresses: http://www.wellsfargo.com/annual2005.pdf and http://www.wellsfargo.com/proxy2006.pdf

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following internet address: http://www.econsent.com/wfc/

VOTE BY INTERNET, TELEPHONE, OR MAIL

There are three ways to vote by proxy. Your internet or telephone vote authorizes Avid Modjtabai, James M. Strother, and Carrie L. Tolstedt, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed, and returned the proxy card.

TO VOTE BY INTERNET: GO TO THE INTERNET ADDRESS: http://www.eproxy.com/wfc/

Use the internet to vote by proxy 24 hours a day, 7 days a week, until noon (CDT) on April 24, 2006.

· Please have your proxy card and the last four digits of your Social Security number or tax identification number available. Follow the simple instructions when prompted.

TO VOTE BY TELEPHONE: CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-800-560-1965.

· Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until noon (CDT) on April 24, 2006.

· Please have your proxy card and the last four digits of your Social Security number or tax identification number available. Follow the simple instructions when prompted.

TO VOTE BY MAIL: PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HAVE VOTED BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL BACK YOUR PROXY CARD.

COMPANY #         WELLS FARGO & COMPANY     420 Montgomery Street, San Francisco, California 94104

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 25, 2006, at 1:30 p.m., Pacific time, at The Stanford Court, 905 California Street, San Francisco, California 94104.

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Avid Modjtabai, James M. Strother, and Carrie L. Tolstedt, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on March 7, 2006, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card. If properly executed, this proxy will be voted as directed below. If no direction is indicated, this proxy will be voted FOR Items 1 AND 2, AGAINST Items 3, 4, 5, and 6, and, in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

TO ACCESS THE PROXY MATERIALS BY INTERNET, OR TO VOTE BY INTERNET,

BY TELEPHONE, OR BY MAIL -- SEE REVERSE SIDE OF THIS PROXY CARD

The Board of Directors recommends a vote “FOR” Items 1 and 2.

1. Election of directors:

01 Lloyd H. Dean 02 Susan E. Engel 03 Enrique Hernandez, Jr. 04 Robert L. Joss 05 Richard M. Kovacevich	06 Richard D. McCormick 07 Cynthia H. Milligan 08 Nicholas G. Moore 09 Philip J. Quigley 10 Donald B. Rice	11 Judith M. Runstad 12 Stephen W. Sanger 13 Susan G. Swenson 14 Michael W. Wright	` Vote FOR all nominees (except as marked) ` Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here - Do not separate

2.	Proposal to ratify appointment of KPMG LLP as independent auditors for 2006.	` For	` Against	` Abstain
The Board of Directors recommends a vote “AGAINST” Items 3, 4, 5, and 6.
3.	Stockholder proposal regarding a director election By-Law amendment.	` For	` Against	` Abstain
4.	Stockholder proposal regarding separation of Board Chair and CEO positions.	` For	` Against	` Abstain
5.	Stockholder proposal regarding director compensation.	` For	` Against	` Abstain
6.	Stockholder proposal regarding a report on Home Mortgage Disclosure Act (HMDA) data.	` For	` Against	` Abstain

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.

If you plan on attending the Annual Meeting, please check the box: `

Address change? Mark Box ` Indicate changes below: Dated , 2006

Please sign exactly as name appears on proxy card Signature(s) in Box

If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

VOTE BY INTERNET - www.proxyvote.com
WELLS FARGO & COMPANY SIXTH AND MARQUETTE MINNEAPOLIS, MN 55479	Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time on April 23, 2006. Have this instruction and proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time on April 23, 2006. Have your instruction and proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this instruction and proxy card and return it in the postage-paid envelope we have provided or return it to Wells Fargo & Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 before 11:59 P.M. Eastern time on April 21, 2006.

IF YOU HAVE VOTED BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL BACK THIS INSTRUCTION AND PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WLSFR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLS FARGO & COMPANY

The Board of Directors recommends a vote
“FOR” Items 1 and 2.
1. Election of directors:				For Withhold For All All All Except	To withhold authority to vote for any indicated nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below.
01) Lloyd H. Dean	08) Nicholas G. Moore
02) Susan E. Engel	09) Philip J. Quigley
03) Enrique Hernandez, Jr.	10) Donald B. Rice
04) Robert L. Joss	11) Judith M. Runstad			☐ ☐ ☐
05) Richard M. Kovacevich	12) Stephen W. Sanger
06) Richard D. McCormick	13) Susan G. Swenson
07) Cynthia H. Milligan	14) Michael W. Wright

	For	Against	Abstain	The Board of Directors recommends a vote “AGAINST” Items 3, 4, 5, and 6.	For	Against	Abstain

2. Proposal to ratify appointment of KPMG LLP as independent auditors for 2006.	☐	☐	☐	3. Stockholder proposal regarding a director election By-Law amendment.	☐	☐	☐

				4. Stockholder proposal regarding separation of Board Chair and CEO positions.	☐	☐	☐

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below or the date the Annual Meeting is completed.				5. Stockholder proposal regarding director compensation.	☐	☐	☐

Please sign exactly as name appears on proxy card

If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

				6. Stockholder proposal regarding a report on Home Mortgage Disclosure Act (HMDA) data.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALIFORNIA 94104

2006 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 25, 2006

1:30 p.m., Pacific time

VOTE BY INTERNET, TELEPHONE, OR MAIL

There are three ways to vote by proxy. Your telephone or internet vote authorizes, as applicable, the 401(K) Plan and/or TAPS Trustee, and/or Avid Modjtabai, James M. Strother, and Carrie L. Tolstedt, and each of them, with full power of substitution, as proxies to vote the shares in the same manner as if you had marked, signed, and returned your instruction and proxy card.

WELLS FARGO & COMPANY

420 Montgomery Street, San Francisco, California 94104

This instruction and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 25, 2006 at 1:30 p.m., Pacific time, from persons who participate in (1) the Wells Fargo & Company 401(k) Plan (the “401(k) Plan”), or (2) the Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”), or (3) the Wells Fargo Financial Thrift and Profit Sharing Plan (“TAPS”) or a combination of two or more of these plans.

By signing this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (the “Trustee”), to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of March 7, 2006, at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card; (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies and appoints Avid Modjtabai, James M. Strother, and Carrie L. Tolstedt, and each of them, as proxies, with full power of substitution to vote all shares of the Company’s common stock held for his or her Stock Purchase Plan account as of March 7, 2006 at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card; and/or (c) if the undersigned participates in TAPS, the undersigned revokes any prior instructions, and hereby instructs the Trustee to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her TAPS account as of March 7, 2006, at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card. If properly executed, this instruction and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this instruction and proxy card will be voted FOR Items 1 AND 2, AGAINST Items 3, 4, 5, and 6, and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

This instruction and proxy card must be returned to Automated Data Processing, Inc. (“ADP”), as tabulation agent. ADP will tabulate the votes from all participants in the 401(k) Plan, Stock Purchase Plan, and TAPS received before 11:59 p.m., Eastern time, on April 21, 2006 by mail and before 11:59 p.m., Eastern time, on April 23, 2006 by internet and telephone. ADP will provide the total voting results for all 401(k) Plan shares and TAPS shares to the Trustee who will then determine the ratio of votes for and against each item for each of these plans. The Trustee will then vote all shares held in the 401(k) Plan and TAPS according to these ratios. ADP will also provide the voting results for all Stock Purchase Plan shares to the Trustee who will then vote such shares as directed by the participants at the Annual Meeting.

WELLS FARGO& COMPANY

2006 ANNUAL MEETING

Telephone Voting Script

Proposal by Proposal

1-800-560-1965

Speech 1	Welcome to the electronic voting system. Please have your proxy card available before voting. Please enter your three digit company number located in the box in the upper right hand corner of the proxy card.

Speech 1A	One moment please while we verify your information

Speech 2	Please enter your seven-digit NUMERIC Control Number that is located in the box directly under your company number.

Speech 3	Please enter the last four digits of the US Tax Payer Identification Number for this account followed by the pound sign.

Speech 3A	Thank you for voting your Wells Fargo & Company proxy. Your telephone vote authorizes the individuals named on the front of the proxy card to vote your shares at the annual meeting in the same manner as if you marked, signed and returned this card, including the grant of discretionary authority referenced on this card. Before voting, please read all the instructions and other information that appear on the back of your proxy card under “Vote by Telephone.”

Speech 4	To vote as the Wells Fargo & Company Board of Directors recommends on ALL items – Press 1. System goes to Closing A

Speech 5	To vote on each item separately, Press 2.

Speech 6

Item1:

To vote for ALL nominees, Press 1; to WITHHOLD your vote from ALL nominees, Press 2; To WITHHOLD your vote from INDIVIDUAL nominees, Press 3.

If 1 or 2 is pressed, system goes to Speech 7.

If 3 is pressed, system goes to Speech 6A

Speech 6A

Enter the two digit number next to the nominee’s name from whom you wish to withhold your vote followed by the pound key or, if you have completed voting on directors, press the pound key again.

To withhold your vote from another nominee, enter the two digit number next to the nominee’s name followed by the pound key or, if you have completed voting on directors, press the pound key again.

Speech 7	Item 2: To vote FOR, Press 1; AGAINST, Press 2; to Abstain, Press 3.

Speech 8	Item 3: To vote FOR, Press 1; AGAINST, Press 2; to Abstain, Press 3.

Speech 9	Item 4: To vote FOR, Press 1; AGAINST, Press 2; to Abstain, Press 3.

Speech 10	Item 5: To vote FOR, Press 1; AGAINST, Press 2; to Abstain, Press 3.

Speech 11	Item 6: To vote FOR, Press 1; AGAINST, Press 2; to Abstain, Press 3.

Speech 12	If you plan on attending the annual meeting, Press 1.

System	After voting on all items has been completed– Go to Closing B

Closing A

You have cast your vote as follows:

You have cast your vote on all items as recommended by the Board of Directors. Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1; otherwise, please hang up. Thank you for voting

If 1 is pressed – go to Speech 1.

Closing B

You have cast your vote as follows:

Item 1 – You have voted for all nominees - You have voted to withhold your vote from all nominees – You have voted for all nominees except for the following nominee #’s ___

Item 2 – For, Against, Abstain

and so on for all items

Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1; otherwise, please hang up. Thank you for voting.

If 1 is pressed, go to Speech 1.

WELLS FARGO & COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 25, 2006

To the Holders of

Common Stock of Wells Fargo & Company:

The annual meeting of stockholders of Wells Fargo & Company (the “Company”) will be held at The Stanford Court, 905 California Street, San Francisco, California, on Tuesday, April 25, 2006, at 1:30 p.m., Pacific time. The purpose of the meeting is to:

1.	Elect directors.

2.	Vote on a proposal to ratify the appointment of KPMG LLP as independent auditors for 2006.

3.	Vote on a stockholder proposal regarding a director election By-Law amendment.

4.	Vote on a stockholder proposal regarding separation of Board Chair and CEO positions.

5.	Vote on a stockholder proposal regarding director compensation.

6.	Vote on a stockholder proposal regarding a report on Home Mortgage Disclosure Act (HMDA) data.

7.	Act on any other matters that may properly come before the meeting.

The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Item 2, and AGAINST Items 3, 4, 5, and 6.

Only holders of common stock at the close of business on March 7, 2006 may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the Company’s principal executive offices, 420 Montgomery Street, San Francisco, California.

By Order of the Board of Directors,

Laurel A. Holschuh
Secretary

March 17, 2006

Dear Wells Fargo & Company Stockholder:

Enclosed is a proxy card or voting instruction/proxy card for Wells Fargo’s 2006 annual meeting of stockholders. Your proxy card contains instructions on how to vote your shares by mail, by telephone or by internet. A copy of the Notice of Annual Meeting of Stockholders for the 2006 annual meeting also appears of the reverse of this letter.

If you are a registered stockholder who shares the same address and last name as another stockholder or who has consented to electronic delivery of the 2005 annual report and 2006 proxy statement (proxy materials), please see the information below under “Householding” or “Internet Access to Proxy Materials.” If you are an employee who participates in Wells Fargo's 401(k) Plan (the “401(k) Plan”) and/or Stock Purchase Plan (the “Stock Purchase Plan”), please see the information below under “Employee Plan Participants.”

Registered Stockholders

Householding. The Securities and Exchange Commission rules allow Wells Fargo to deliver a single copy of its proxy materials to multiple stockholders of record sharing the same address and last name, or whom Wells Fargo reasonably believes are members of the same family, who consent to receive a single copy of these materials in a manner provided by these rules. This practice is known as “householding.” Stockholders of record who reside at a currently householded address will receive only one copy of the proxy materials, unless Wells Fargo receives contrary instructions from an affected stockholder. Each stockholder who resides at a householded address will receive a separate proxy card. Wells Fargo will promptly deliver a separate paper copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered upon Wells Fargo receiving an oral or written request from the stockholder. A stockholder who wishes to receive a paper copy of these documents for the 2006 annual meeting or paper copies of proxy materials for future meetings should follow the instructions below under “Paper Copies of Proxy Materials.”

Internet Access to Proxy Materials. If you have consented to access via the internet the proxy materials for Wells Fargo’s 2006 annual meeting, please go to the following internet addresses: http://www.wellsfargo.com/2005annualreport and http://www.wellsfargo.com/2006proxystatement. If you are a registered stockholder and would like to consent to delivery of Wells Fargo’s proxy materials via the internet next year, please go to http://www.econsent.com/wfc/ and follow the instructions for consenting. You may also revoke your consent at any time by going to this internet address and following the instructions on how to revoke.

Employee Plan Participants

If you participate in the 401(k) Plan and/or the Stock Purchase Plan, and had shares of Wells Fargo common stock credited to your plan accounts on March 7, 2006, you are entitled to give confidential instructions to Wells Fargo Bank, N.A., as 401(k) Plan trustee, for voting your 401(k) Plan shares, and to vote your Stock Purchase Plan shares directly on the proposals being submitted to stockholders at Wells Fargo’s 2006 annual meeting. As an employee participant in the 401(k) Plan and/or the Stock Purchase Plan who has access to Wells Fargo’s e-mail system, you will have received an e-mail the week of March 20, 2006 notifying you of the electronic delivery of the proxy materials for you to review before you provide your voting instructions to the trustee for the 401(k) Plan or vote your shares in the Stock Purchase Plan. Please follow the instructions in the e-mail you received to open and review the proxy materials.

Paper Copies of Proxy Materials

If you are a registered stockholder who resides at a shared address who has received a single copy of Wells Fargo’s proxy materials as described above under “Householding”, or if you have consented to electronic delivery of Wells Fargo’s proxy materials as described under “Internet Access to Proxy Materials”, and wish to receive paper copies of these proxy materials for the 2006 annual meeting and, for householded stockholders, future meetings, please contact Wells Fargo Shareowner Services by telephone at 1-651-552-6974 or 1-800-689-8788, or Wells Fargo & Company by mail at: Wells Fargo Center, Sixth and Marquette, Minneapolis, MN 55479, Attention: Corporate Secretary-MAC# N9305-173. If you are an employee who participates in the 401(k) Plan or the Stock Purchase Plan, please follow the instructions in the e-mail you received to request paper copies of the proxy materials for the 2006 annual meeting.

YOUR VOTE IS IMPORTANT! PLEASE TAKE A MOMENT TO REVIEW THE PROXY MATERIALS

AND VOTE YOUR SHARES AS SOON AS POSSIBLE.